EXHIBIT 10.53

RISK SHARING AGREEMENT

This RISK SHARING AGREEMENT (this “Agreement”), dated as of February 20, 2009 (“Effective Date”) is made between ITT EDUCATIONAL SERVICES, INC., a Delaware corporation, on behalf of itself and its affiliates and subsidiaries (“ITT ESI”) and STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company operating as a credit union service organization (the “CUSO”).

ARTICLE I

PURPOSE AND SCOPE

SECTION 1.1 Purpose and Scope. Pursuant to the Program Agreement, the CUSO intends to conduct the Program utilizing the Originating Entity to provide access for Students across the country to non-governmentally guaranteed student loans. The Originating Entity will originate Loans to Students. The CUSO will purchase Loans creating discrete annual pools based on dates of disbursement of Loan proceeds. The CUSO will then participate its interest in the Loans among the Credit Unions. To induce the CUSO to both induce the Originating Entity to originate Loans and itself purchase such Loans and to induce the Credit Unions to participate therein, ITT ESI has agreed to provide a guarantee for the Loans upon and subject to the terms and conditions of this Agreement.

ARTICLE II

DEFINITIONS

SECTION 2.1 Special Definitions. Terms used in this Agreement and not otherwise specifically defined herein shall have the respective meanings provided in Schedule A. Schedule A and all other Schedules and Exhibits referred to in this Agreement are attached to and made a part of this Agreement.

SECTION 2.2 Other Definitional Terms.

(a) As used in this Agreement, (i) accounting terms not defined herein and (ii) accounting terms partly defined herein to the extent not defined, will have the respective meanings given to them under GAAP.

(b) The words “herein” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Sections and Subsections references are to this Agreement unless otherwise specified.

(c) As used in this Agreement, words of masculine gender include the feminine or neuter genders and vice versa, where applicable. Words of the singular number include the plural number, and vice versa, where applicable.

ARTICLE III

ITT ESI RISK LOANS

SECTION 3.1 ITT ESI Guaranty. ITT ESI shall have no liability whatsoever with respect to any Loans in any Loan Pool unless and until such time as the aggregate amount that is Charged Off on Loans in such Loan Pool exceeds the First Loss Risk for such Loan Pool. ITT ESI hereby absolutely and unconditionally guarantees the full and prompt payment of all the ITT ESI Risk Loans in each Loan Pool, as and in the manner hereinafter provided. For example, if a Loan Pool consists of Loans the aggregate Net Disbursements on which are $100,000,000 and the applicable First Loss Percentage for such Loan Pool is thirty-five percent (35%), once an aggregate of $35,000,000 has been Charged Off on Loans in such Loan Pool, ITT ESI will have an obligation to make payments required under this Article III.

SECTION 3.2 Monthly Report. So long as any Loans are outstanding in any Loan Pool, the CUSO shall provide or cause to be provided to ITT ESI on or before the tenth (10th) Business Day after the CUSO has received its regular monthly report from the Servicer, a Monthly Report on such Loan Pool as of the end of the month that is the subject of such report from the Servicer.

SECTION 3.3 Claim Package. Each Monthly Report for a Loan Pool shall also be accompanied by a Claim Package.

SECTION 3.4 Payments. Within fifteen (15) days (or on the next Business Day if such 15th day is not a Business Day) after receipt of the last of the required information, ITT ESI shall transfer, via electronic transfer, payment of the full amount of any ITT ESI Risk Payment due for such month (net of the amount, if any, due to ITT ESI pursuant to Section 4.1 hereof) to such account as the CUSO may from time to time in writing designate to ITT ESI not less than ten (10) days before the due date of any ITT ESI Risk Payment.

SECTION 3.5 Repayment of Risk Share Payment. In the event that ITT ESI shall make any ITT ESI Risk Payment pursuant to Section 3.4 (directly or by way of offset), the CUSO shall reimburse ITT ESI therefor to the extent and in the manner provided in Article IV hereof.

SECTION 3.6 Mature Loans. Notwithstanding the provisions of Section 3.4, ITT ESI may, by written notice to the CUSO, elect to discharge all its obligations under this Article III in respect of any Mature Loan for which an ITT ESI Risk Payment is then due by both (i) giving written notice thereof to the CUSO not less than five (5) days before the due date for such ITT ESI Risk Payment and (ii) remitting, with such ITT ESI Risk Payment, the then outstanding balance plus accrued unpaid interest of such Mature Loan as reflected in the then current Monthly Report. ITT ESI may also discharge all its obligations under this Article III in respect of any Charged Off Loan on which an ITT ESI Risk Payment is due but which is not yet a Mature Loan by giving the notice required with respect to a Mature Loan and, in addition to the payment required for a Mature Loan, paying an amount equal to any additional interest that would otherwise have been payable before such Loan became a Mature Loan, subject to discount at the rate of ten percent (10%) per annum. The CUSO shall reimburse ITT ESI for all payments made pursuant to this Section 3.6 to the extent and in the manner provided in Article IV hereof. Loans as to which ITT ESI has discharged all its obligations under this Article III pursuant to this Section 3.6 shall, upon the payment provided for in this Section, no longer be considered an ITT ESI Risk Loan for any purpose under this Agreement. ITT ESI may, on reasonable notice to the CUSO and the Servicer, remove from servicing by the Servicer any Loans on which ITT ESI has discharged its obligations under Article III pursuant to this Section 3.6 (each a “Removed Loan”) and, after such removal, neither the CUSO nor the Servicer shall have any further servicing obligations or liabilities for any Removed Loan, other than the obligation to cooperate with ITT ESI’s reasonable requests for administrative items (but their obligations and liabilities therefor arising prior to such removal shall be unaffected thereby). Notwithstanding the foregoing, the CUSO shall continue to own all Removed Loans and they shall remain a part of the Loan Pool for the Funding Year in which they were originally disbursed. ITT ESI shall cause collected proceeds of Removed Loans, net of third party collection costs, to be remitted to or as directed by the CUSO (to be thereafter paid to ITT ESI, as provided in Article IV to the extent of the CUSO’s reimbursement obligation pursuant to Section 3.5 and Section 3.6).

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SECTION 3.7 Nature of Guarantee. ITT ESI’s obligations hereunder are joint and several and independent of the obligations of any Borrower and any other guarantor. ITT ESI’s obligations hereunder shall remain in effect until all Loans in each Loan Pool are either paid in full or ITT ESI has discharged its obligations with respect thereto pursuant to Sections 3.4 and 3.6, notwithstanding any act, omission or thing that might otherwise operate as a legal or equitable discharge of ITT ESI or any Borrower, except any that otherwise arises as a result of the fraudulent or grossly negligent action or inaction or willful misconduct of the CUSO. ITT ESI’s obligations hereunder are independent of and not in consideration of, or contingent upon, the liability of any other person under any guarantee, surety or similar obligation, such as the obligation of a co-signer. The release of or death of, or cancellation by, any person or entity responsible under any such guarantee, surety or similar obligation will not act to release or otherwise affect the continuing liability of ITT ESI; provided that any such release or cancellation is not a result of, or caused by, the fraudulent or grossly negligent action or inaction or willful misconduct of the CUSO. Any partial payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower will operate equally to toll the statute of limitations as to ITT ESI. Notwithstanding the foregoing, ITT ESI shall have no liability hereunder in respect of any Loan as to which there is a breach of any representation or warranty by the CUSO set forth in the Program Agreement, excepting only (a) any breach that is the direct result of any fraud, willful misconduct or gross negligence by ITT ESI, and (b) any breach by the CUSO of Section 2.16(a) of the Program Agreement that is the direct result of either (i) an error by the Origination Vendor or (ii) the failure by the Origination Vendor to comply with instructions of the Originating Entity, in each case in connection with the origination of such Loan.

SECTION 3.8 Information and Audit Rights.

(a) The CUSO shall cause the Servicer to provide to ITT ESI and any designee of ITT ESI all reports (both regular and special) and other data which the Servicer shall provide to the CUSO contemporaneously with such provision and in the same format as is provided to the CUSO.

(b) Promptly upon request therefor, the CUSO shall provide to ITT ESI such information regarding the Loans as ITT ESI may, from time to time, request, including, without limitation, information regarding the servicing and collection of the Loans and any alterations made to any Loans, as provided in Section 3.9.

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(c) Upon at least five (5) Business Days prior notice to the CUSO, ITT ESI shall be afforded access to all documents and records relating to Loans and/or the Program to inspect and audit the same (either itself or through a third-party auditor). Any such inspection or audit shall be at ITT ESI’s sole expense; provided, however, that if any such inspection or audit shall reveal that the records or reporting with respect to any Loan Pool reflect material inaccuracies with respect to Loans, the Net Disbursements on which aggregate in excess of 10% of the aggregate Net Disbursements on all Loans in such Loan Pool, then, within ten (10) days of demand therefor by ITT ESI, the CUSO shall reimburse ITT ESI for its out-of-pocket costs for such inspection or audit, including without limitation the fees and costs of any third-party auditor.

SECTION 3.9 Alteration of Borrower Obligations. From time to time, the CUSO may modify or renew terms of any Loan (or any documentation or collateral therefor), without thereby releasing ITT ESI from its guarantee provided that such modification is within the Loan Criteria or the Collection and Charge Off Standards. However, any alteration described above that reduces the amount that a Borrower is obligated to pay under a Loan will similarly reduce ITT ESI’s guarantee obligations with respect thereto. Further, any forbearance, revision, modification, extension, amendment, or other change to any Loan in any manner inconsistent with the Loan Criteria or the Collection and Charge Off Standards, will disqualify such Loan as an ITT ESI Risk Loan.

SECTION 3.10 Multiple Disbursements. The parties acknowledge that individual Loans may be funded in multiple disbursements and, as a result, funded over different Funding Years. For all purposes under this Agreement, a Loan will be deemed made in a Funding Year only to the extent disbursed in that Funding Year regardless of when originated. For example, assuming a $9,000 Loan disbursed in three (3) equal parts, one (1) in Funding Year 2009 and two (2) in Funding Year 2010, the initial $3,000 disbursement would be deemed a separate Loan that would be included in the Loan Pool for Funding Year 2009 and the later $6,000 aggregate disbursements would be deemed a separate Loan that would be included in the Loan Pool for Funding Year 2010.

SECTION 3.11 Certain Loans. Notwithstanding any other provision of this Agreement, any Loan procured through fraud, willful misconduct or gross negligence by an ITT ESI employee shall, upon written notice from the CUSO to ITT ESI (identifying such Loan and describing the fraud, willful misconduct or gross negligence by the ITT ESI employee), be deemed a Charged Off ITT ESI Risk Loan without regard to whether the First Loss Risk for the applicable Loan Pool has been exceeded. ITT ESI may, at any time, discharge its obligations with respect to any such Loan as if it were a Mature Loan subject to Section 3.6, regardless of the number of monthly payments made thereon and, in such event, any such Loan shall no longer be considered an ITT ESI Risk Loan for any purpose under this Agreement.

SECTION 3.12 Benefit to Credit Unions. It is acknowledged and agreed both that (i) the Credit Unions will indirectly benefit from the guaranty and other obligations undertaken by ITT ESI pursuant to this Agreement, the Security Agreement and the Program Agreement and (ii) enforcement of such guaranty and obligations shall be effected exclusively through the CUSO.

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ARTICLE IV

REPAYMENT OF ITT ESI/APPLICATION OF

CHARGED OFF LOAN PROCEEDS

SECTION 4.1 Repayment of ITT ESI/Application of Proceeds of Charged Off Loans. The CUSO’s reimbursement obligations pursuant to Section 3.5 and Section 3.6 shall be payable by the CUSO only to the extent that collected proceeds in respect of Charged Off Loans in the Loan Pool to which such reimbursement obligations relate (whether subject to First Loss Risk or an ITT ESI Risk Loan, and any Loans as to which ITT ESI has discharged its obligations pursuant to Section 3.4, Section 3.6, or Section 3.11) are received by or on behalf of the CUSO while there are any such unsatisfied reimbursement obligations. For the avoidance of confusion, once ITT ESI has made any ITT ESI Risk Payment or other payment pursuant to Article III on any Loan Pool, until such time as ITT ESI has recovered all ITT ESI Risk Payments or other payment pursuant to Article III made (or offset) on such Loan Pool, it shall be entitled to all proceeds of all Charged Off Loans in such Loan Pool until ITT ESI has been fully reimbursed therefor. Thereafter, ITT ESI shall be entitled to no proceeds on such Charged Off Loans unless and until it again makes an ITT ESI Risk Payment or other payment pursuant to Article III (or offset) on such Loan Pool. By way of further clarification, ITT ESI is not entitled to reimbursement on any Loans that are not Charged Off Loans, whether they be First Risk Loans or ITT ESI Risk Loans.

SECTION 4.2 Timing and Manner of Payment. Any sums payable to ITT ESI in respect of a Charged Off Loan pursuant to Section 4.1 shall be paid to ITT ESI at the time and in the same manner as payment is required to be made to Credit Unions that are participants in the Loan Pool of which such Charged Off Loan is a part.

Section 4.3 Disclosure. The CUSO shall disclose to all Credit Unions ITT ESI’s right to proceeds of Charged Off Loans pursuant to Section 4.1. The CUSO agrees, and all participation certificates shall provide, that the rights of the CUSO and each Credit Union in respect of proceeds of Charged Off Loans are expressly subordinated to the rights thereto of ITT ESI hereunder.

ARTICLE V

TERM/TERMINATION; SERVICING

SECTION 5.1 Term. This Agreement shall be for an Initial Term commencing on the Effective Date and ending December 31, 2011 and shall automatically renew for successive Renewal Terms of one (1) year each, unless not less than one (1) year prior to the end of the Initial Term or any Renewal Term, either party hereto shall provide notice to the other party of either (i) such party’s intent to terminate this Agreement as of the end of the then current Term, or (ii) its desire that the First Loss Percentage and/or the Collateralization Percentage be changed for the Renewal Term (indicating the First Loss Percentage and/or the Collateralization Percentage desired). In the first such instance, this Agreement shall terminate as of the end of the then current Term. In the second such instance, the parties shall endeavor to negotiate in good faith for a First Loss Percentage and/or a Collateralization Percentage acceptable to all parties and, if they are successful, such First Loss Percentage and/or such Collateralization Percentage shall be the First Loss Percentage and/or the Collateralization Percentage for the succeeding Renewal Term and thereafter.

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SECTION 5.2 Termination. If, in a situation to which clause (ii) of Section 5.1 is applicable, the parties are unsuccessful in negotiating a First Loss Percentage and/or a Collateralization Percentage acceptable to both parties by two hundred seventy (270) days before the end of the then current Term, this Agreement shall automatically terminate as of the end of the then current Term. This Agreement may also be terminated as provided in Section 8.4. Notwithstanding any other provision of this Agreement, this Agreement shall also automatically terminate upon termination of the Program Agreement, for any reason. In no event may ITT ESI terminate this Agreement other than at the end of the then current Term except in the case of an Event of Default by the CUSO or termination of the Program Agreement.

SECTION 5.3 Effect of Termination. Regardless of the reason for termination of this Agreement (including pursuant to Section 8.4(a)), (a) such termination will not affect the validity of any Loans made prior to such termination, (b) the existing obligations of the terminating party and the other party regarding such Loans shall remain in effect, and (c) all Loans originated while this Agreement is in effect shall remain subject to the terms of this Agreement until the last such Loan in the last Loan Pool has been paid in full.

SECTION 5.4 Loan Servicing. The CUSO, through a Servicer, will service all Loans in accordance with the terms of the Servicing Agreement and the Collection and Charge Off Standards. All Servicing Agreements, and all amendments or modifications thereto, shall be subject to ITT ESI’s prior approval. Errors and/or omissions by a Servicer shall not affect the obligations of either party hereunder.

ARTICLE VI

COLLATERALIZATION BY ITT ESI

SECTION 6.1 Collateralization by ITT ESI. So long as any Loans remain outstanding that are subject to ITT ESI obligations pursuant to Article III, ITT ESI shall secure its obligations thereunder with respect to each Loan Pool containing such Loans by pledging, as provided in the Security Agreement of even date herewith of which Exhibit 6.1 is a copy, Collateral in the form of cash, government or agency securities, and/or one or more letters of credit, all in an aggregate amount equal to (i) the Collateralization Percentage applicable to such Loan Pool times (ii) the product of (x) the First Loss Percentage applicable to such Loan Pool times (y) the then principal balance of all Loans in such Loan Pool that are subject to ITT ESI obligations pursuant to Article III, or, if the First Loss Risk has been exceeded, all ITT ESI Risk Loans in such Loan Pool. To the extent ITT ESI uses cash or government or agency securities, (a) such Collateral shall be held in a restricted account as Collateral for the benefit of the CUSO with one or more Designated Financial Institutions and subject to an appropriate account control or other similar security agreement in form and substance reasonably satisfactory to both the CUSO and ITT ESI; and (b) ITT ESI shall be entitled to all earnings thereon. If ITT ESI shall fulfill any part of its obligations pursuant to this Section 6.1 by providing any letter of credit, ITT ESI shall renew or provide substitute letters of credit (or establish a restricted account as above provided) therefor not less than ten (10) days before the expiration of any such letter of credit. During 2009, not less than two-thirds (2/3) of the Collateral required to be maintained shall consist of cash, government or agency securities. After the end of 2009, not less than one-third (1/3) of the Collateral required to be maintained for each Loan Pool shall consist of cash, government or agency securities; provided, however, that, if and so long as the Collateralization Percentage for the Loan Pool for Funding Year 2009 is increased pursuant to Section 6.3, not less than two-thirds (2/3) of the Collateral required to be maintained for such Loan Pool shall consist of cash, government or agency securities.

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SECTION 6.2 Establishment and Adjustment of Collateral.

(a) Establishment of Initial Collateral for Each Funding Year. The initial collateralization for each Loan Pool for each Funding Year shall be determined for each Funding Period in each such Funding Year in accordance with the following: (i) not less than twelve (12) Business Days before the First Disbursement Date of the first Funding Period, in any Funding Year, ITT ESI shall both provide the CUSO with ITT ESI’s good faith estimate of the aggregate original sum to be disbursed on all Loans during such Funding Period and, on or before the First Disbursement Date of such Funding Period, shall provide the initial collateralization required for such Loan Pool for such Funding Period (based upon such estimate); (ii) within twelve (12) Business Days before the First Disbursement Date of each subsequent Funding Period in such Funding Year, ITT ESI shall provide the CUSO with ITT ESI’s good faith estimate of the original sum to be disbursed on all Loans during such subsequent Funding Period and, on or before the First Disbursement Date of such Funding Period, ITT ESI shall provide the initial collateralization required for such Funding Period, subject to adjustment as provided in clause (iv) hereof; (iii) not less than twelve (12) Business Days before the First Disbursement Date of a Funding Period other than the first Funding Period for a Funding Year, the CUSO shall provide ITT ESI with all of (1) a detailed summary of Loans then in the Loan Pool for such Funding Year, (2) the aggregate current balances of all Loans then in such Loan Pool and (3) the amount of Collateral that ITT ESI is required to maintain for the subject Loan Pool based on the formula set forth in Section 6.1; and (iv) if the amount of Collateral required based upon the summary provided in accordance with clause (iii) hereof exceeds or is exceeded by the amount of Collateral then provided by ITT ESI for the applicable Loan Pool pursuant to this Section, the amount of any deficiency shall be added to, and the amount of any excess shall be credited against, the amount of Collateral that ITT ESI is required to provide pursuant to clause (ii) hereof. Contemporaneously with each establishment and adjustment of Collateral pursuant to this Section 6.2(a), ITT ESI shall send evidence, reasonably satisfactory to the CUSO, of the amount of such Collateral actually provided. After the adjustment for the last Funding Period for a Loan Pool provided for at clause (iv) above, the amount of Collateral required with respect to such Loan Pool shall be adjusted as provided in Section 6.2(b).

(b) Adjustment of Collateral. Commencing with the fourth calendar quarter of the Funding Year for each Loan Pool, within fifteen (15) days after the end of each calendar quarter, the CUSO will provide ITT ESI with a detailed summary of all of the Loans in such Loan Pool, or, if the First Loss Risk has been exceeded, all of the ITT ESI Risk Loans in such Loan Pool, the aggregate principal balances of Loans in such Loan Pool, or, if the First Loss Risk has been exceeded, the aggregate principal balances of all ITT ESI Risk Loans in such Loan Pool, in each case as of the end of such calendar quarter, and the amount of Collateral that ITT ESI is required to maintain with respect to such Loan Pool based on the formula set forth in Section 6.1 applied to such aggregate balances. Within thirty (30) days after receipt of each summary provided above, ITT ESI will both (i) adjust, upwards or downwards, the amount of Collateral it is required to maintain pursuant to this Article and (ii) send evidence, reasonably satisfactory to the CUSO, of the adjusted amount of such Collateral actually provided.

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SECTION 6.3 Increase of Collateral in the Event of Default by ITT ESI. In the event ITT ESI shall violate any of the financial covenants or percentages set forth in Section 7.2(b), the Collateralization Percentage applicable to each Loan Pool shall be increased by sixty-six and two-thirds percent (66-2/3%) and ITT ESI shall provide such additional Collateral within thirty (30) days after written demand therefor by the CUSO; provided however that, if the Collateralization Percentage is increased on account of ITT ESI’s violation of any financial covenant or percentage and ITT ESI thereafter becomes in compliance therewith, the Collateralization Percentage for each Loan Pool shall thereafter be restored to its original amount. For example, if the Collateralization Percentage for a Loan Pool would otherwise be 15%, while ITT ESI is in violation of the financial covenants and percentages set forth in Section 7.2(b), the Collateralization Percentage shall be 25%.

ARTICLE VII

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 7.1 Representations and Warranties of Each Party. Each of the parties hereto, severally and not jointly, makes the following representations and warranties to the other party hereto, which representations and warranties shall be deemed to be continuing so long as either party has any obligations under this Agreement:

(a) Existence and Rights. Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact operations in all places where such qualification is legally required. Such party has the corporate power and authority, rights and franchises to own its property and to carry on its business as now conducted. Such party has the corporate power and authority and legal right to enter into this Agreement and to perform its obligations hereunder.

(b) Agreement Authorized. The making and performance by such party of this Agreement: (i) have been duly authorized by all necessary corporate action; (ii) do not require the consent or approval of any governmental body, regulatory authority, court or official, except such as have already been obtained and are in full force and effect; (iii) do not violate or contravene or constitute a default under any provision of law or regulation or such party’s charter or by-laws or any judgment, injunction, order, or mortgage, security agreement, indenture or other agreement or instrument, to which such party is a party or by which such party or any of its property may be bound or affected; and (iv) will not result in the creation or imposition of any lien or security interest on any property of such party other than as is provided in this Agreement. This Agreement is the legal, valid and binding general obligation of such party enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws generally relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

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(c) Litigation. There is no suit, tax claim or other proceeding pending against or, to the knowledge of such party, threatened against, or affecting such party or any of its property before any court or by or before any governmental authority which, if adversely determined, would materially adversely affect such party’s ability to make and perform this Agreement.

(d) No Event of Default. No Event of Default by such party or other event which, with the giving of notice or lapse of time or both, would become an Event of Default under this Agreement, has occurred and is continuing or will occur by reason of the execution or performance of this Agreement.

SECTION 7.2 Representations, Warranties and Covenants of ITT ESI.

(a) Representations and Warranties. ITT ESI represents and warrants to the CUSO that the financial statements of ITT ESI as of December 31, 2007 and for the fiscal year then ended and as of the quarter ended September 30, 2008 and for the three (3) month period then ended, copies of which have been delivered to the CUSO, fairly present in all material respects, in conformity with GAAP, consistently applied, the financial position of ITT ESI as of such dates and its results of operations and changes in financial position for the periods then ended; provided, however, that it shall not be deemed to be a breach of this representation and warranty if such financial statements are the subject of a subsequent restatement, as long as such restatement is not the result of misconduct. Except as set forth in public filings with the SEC, since September 30, 2008, there has been no material adverse change in the business, financial position, results of operations or prospects of ITT ESI.

(b) Covenants. ITT ESI covenants with the CUSO as follows, which covenants shall continue so long as any ITT ESI Risk Loans shall be outstanding:

(1) Financial Covenants. During the Term of this Agreement, and thereafter, while any ITT ESI Risk Loans remain outstanding, measured at the end of each fiscal quarter based on ITT ESI’s quarterly and year-end financial statements reported in its Forms 10-Q and 10-K, respectively, filed with the SEC, ITT ESI will maintain:

a. Debt Service Ratio. A debt service ratio that is equal to or greater than 1.2 to 1, defined as earnings before interest, income taxes, depreciation and amortization divided by the current portion of long-term debt plus interest expense;

b. Long-term Debt to Equity Ratio. A long-term debt to equity ratio, defined as loans and other liabilities with terms extending over one year divided by the shareholders’ equity of ITT ESI, of equal to or less than 5 to 1;

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c. Current Ratio. A current ratio, defined as the current assets (assets to be sold or used up in less than one year and any cash or securities pledged as Collateral under this Agreement) divided by the current liabilities (loans or other liabilities with remaining terms of less than one year and the current portion of long-term debt), of ITT ESI, equal to or greater than 1 to 1. This calculation excludes all unsecured and uncollateralized related-party receivables and payables.

For purposes of the foregoing financial covenants, the term “debt” shall not include any securities issued by ITT ESI or a consolidated entity that are convertible into equity securities or a combination of equity securities and cash.

(2) Persistence Percentage. During the Term of this Agreement, and thereafter, while any ITT ESI Risk Loans remain outstanding, measured at the end of each fiscal quarter based on ITT ESI’s quarterly and annual reports filed with the SEC, ITT ESI will maintain an average persistence percentage over the eight fiscal quarters ending on the measurement date of not less than 70%, calculated on a straight average basis.

(3) Compliance Certificate. Within thirty (30) days after the earlier of the date its Form 10-Q or Form 10-K, as the case may be, is filed or required to be filed with the SEC, ITT ESI will furnish to the CUSO a certificate setting forth the status of ITT ESI’s compliance with the financial covenants and persistence percentage set forth in Section 7.2(b) as of the end of such fiscal quarter in the case of a Form 10-Q and fiscal year in the case of a Form 10-K, in each case signed by one of its officers.

(c) Corporate Existence. Except as permitted by Section 8.7(i), during the Term of this Agreement, ITT ESI will not initiate any proceedings or take any action to dissolve or liquidate or to terminate its existence as a corporation or otherwise dispose of all or a substantial part of its assets, either in a single transaction or in a series of related transactions.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.1 Confidentiality. Each of the parties shall keep all Confidential Information as confidential and will not, without each other party’s prior written consent, disclose any portion of the Confidential Information to anyone other than to persons who are representatives of such party. No party will (and will cause its representatives not to) use any of the Confidential Information for any purpose other than in connection with its responsibilities under this Agreement and the Program. Each party will inform its representatives of the confidential nature of the Confidential Information and direct each representative to treat the Confidential Information as confidential. Promptly after either party shall gain knowledge of any unauthorized use or disclosure of any Confidential Information, the party gaining such knowledge shall notify the other party of such use or disclosure so that, to the extent then possible, mitigating actions can be taken.

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SECTION 8.2 Information Excluded From Confidentiality Obligations Set Forth Above. Nothing in this Agreement will be deemed to prevent either party from disclosing any Confidential Information to the extent required by any applicable law, regulation or court order, including, without limitation, applicable securities laws, provided that (i) unless prohibited by law, regulation or court order (including applicable securities or credit union laws), such disclosing party, other than ITT ESI with respect to any information disclosed by ITT ESI under applicable securities laws and regulations, will notify the non-disclosing party of the imminent disclosure as soon as is practicable and in all events with sufficient prior notice to allow the non-disclosing party to seek a protective order or otherwise to object; and (ii) the disclosing party will use commercially reasonable best efforts to minimize or prevent such disclosure to the maximum extent allowed under applicable law, regulation or court order. Confidential Information does not include any such information which: (1) was or becomes generally available to the public other than as a result of a disclosure by the receiving party or its representatives; (2) was within the receiving party’s possession prior to being furnished by or on behalf of the other party; (3) is furnished to the receiving party by a third party who has represented to the receiving party that she/he is not under an obligation of confidentiality to the other party; or (4) is independently developed by the receiving party without the use of any Confidential Information.

SECTION 8.3 Customer Information. Neither party shall disclose to any third party (other than its employees and/or representatives) or use any Customer Information, except solely to carry out the purposes under this Agreement for which such Customer Information was disclosed. Promptly after either party gains knowledge of any unauthorized use or disclosure of any Customer Information, the party gaining such knowledge shall notify the other party of such use or disclosure so that, to the extent then possible, mitigating actions can be taken.

SECTION 8.4 Event of Default and Remedies. If an Event of Default occurs, then, and in every such event, the non-defaulting party may do any one or more of the following (without presentment, protest or notice of protest, all of which are expressly waived by the defaulting party):

(a) terminate this Agreement immediately upon written notice to the other party; and

(b) exercise all other rights legally available to it.

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As used herein, “Event of Default” shall mean any of the following:

(1) if a party materially fails to perform any of its covenants or agreements herein and such failure, if capable of being cured, continues for 30 days without cure after written notice from the non-defaulting party specifying the nature of such failure (provided however that in no event shall ITT ESI’s breach of any covenant contained in Section 7.2 be deemed an Event of Default hereunder); or

(2) the filing by a party to this Agreement of a petition in bankruptcy or a proposed or actual assignment for the benefit of creditors or a similar proceeding by a party; or

(3) the filing against a party of a petition in bankruptcy or the appointment for a party or any of its assets of a trustee, receiver, executor, liquidator or conservator or other judicial representative or a similar proceeding, which is not vacated, dismissed or stayed on appeal within 60 days; or

(4) if any of a party’s representations or warranties made in this Agreement or in any certificate or writing furnished by one party to another pursuant to this Agreement is false or incorrect in any material respect when made; or

(5) if either party shall breach any Program Document, other than the Management Agreement (after expiration of any applicable cure period provided in such Program Document).

SECTION 8.5 Injunctive Relief for Violation of Confidentiality Provisions. Each of the parties expressly consents and agrees that, notwithstanding anything to the contrary above provided, in the event of an actual or threatened Event of Default by reason of a breach or threatened breach by such party of any of Sections 8.1, 8.2 or 8.3, in addition to any other remedies available to the other party, such other party may obtain injunctive relief in appropriate cases (including a temporary restraining order, preliminary injunction and/or specific performance) to terminate or prevent the continuation of any (or prevent any threatened) such Event of Default without having to show any actual damage and without having to post any bond. It is specifically agreed that a party may incur incalculable and irreparable damage from any violation by the other party of any of said Sections 8.1, 8.2 or 8.3, and that the non-violating party does not have adequate remedy at law for such a violation and such party is entitled to injunctive relief for any such actual or threatened violation.

SECTION 8.6 Amendment; Entire Agreement. This Agreement may only be amended by the express written consent of both of the parties hereto. Together with the Program Documents, this Agreement constitutes the entire agreement between the parties with respect to the Loans and the Program.

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SECTION 8.7 Assignability. This Agreement may not be assigned or delegated by either party without the written consent of the other party, and any other attempt to delegate or assign any obligations arising under this Agreement will be void. All obligations hereunder are binding on any successors-in-interest of a party. Notwithstanding the foregoing, (i) this Agreement and all rights and obligations hereunder may be assigned by either party to any Person acquiring all or substantially all of such party’s assets and business, whether by sale, merger, consolidation or similar transaction, and (ii) ITT ESI may assign or delegate any of its rights under Sections 3.5 or 3.6 to any direct or indirect subsidiary or Affiliate of ITT ESI.

SECTION 8.8 Governing Law. This Agreement will be construed in accordance with and be governed by the laws of the State of Indiana. Each party submits to personal jurisdiction in the State of Indiana.

SECTION 8.9 Obligations Hereunder Limited; Indemnifications.

(a) The duties and obligations of the parties are limited to those expressly set forth herein and no duty, obligation, undertaking or liability is to be implied or inferred from the context hereof. The obligations under this Agreement of both parties are several and distinct, each party being responsible solely for its own performance pursuant to this Agreement.

(b) Each party agrees to indemnify and hold harmless the other party, its directors, officers and employees and their respective successors and assigns from and against any and all Losses that result from or are attributable to any breach by the indemnifying party of its representations, warranties, covenants and obligations as set forth in this Agreement.

Section 8.10 Counterparts. This Agreement may be simultaneously executed in one or more counterparts, each of which will be an original and both of which will constitute but one and the same instrument.

SECTION 8.11 Notices. Notices, requests, demands or other instruments that may be or are required or permitted to be given to either party hereto must be in writing and shall be deemed to have been properly given and effective when:

(a) Delivered personally to an officer of the party to which such notice is to be given; or

(b) Actually received by a party when mailed by registered or certified mail or delivered by an overnight delivery service that requires a signature upon receipt; or

(c) Sent by electronic mail or facsimile if delivery is confirmed and a copy is mailed to the recipient as set forth above.

All such notices will be addressed as set forth on the signature page hereto. Either party may change the address to which notices to such party are to be sent by notice to the other party given as aforesaid.

13

SECTION 8.12 Binding Effect. Subject to the limitations on assignment set forth herein, all covenants and agreements herein contained and all provisions hereof will extend to, be binding upon, and inure to the benefit of the permitted successors and assigns of the respective parties.

SECTION 8.13 Survival. All representations and warranties, the parties’ obligations regarding Loans disbursed prior to termination of this Agreement, and the indemnifications and confidentiality provisions of this Agreement, will survive the termination of this Agreement.

SECTION 8.14 Set Off. Upon notice to the other party specifying in reasonable detail the basis therefor, any party may set off any amount to which it is entitled from the other party against any amount that it is obligated to pay to the other party. The exercise of such right of set off in good faith, whether or not ultimately determined to be justified, shall not constitute an Event of Default under this Agreement or any Program Document. Neither exercise nor failure to exercise any right of set off will constitute any election of remedies or limit either party in any manner in the enforcement of any other remedies that may be available to it.

14

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the Effective Date.

ITT Educational Services, Inc.

By:	/s/ Kevin M. Modany

Name: Kevin M. Modany

Title: Chairman and CEO

Date: 2-20-09

Address:

Chief Financial Officer

ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, IN 46032-1404

Email: dfitzpatrick@ittesi.com

Fax: (317) 706-9254

Student CU Connect CUSO, LLC

By:	/s/ Tony Ferris

Name: Tony Ferris

Title: Partner, Rochdale

Date: 2-20-09

Address:

8700 Indian Creek Parkway, Suite 120

Overland Park, Kansas 66210

Attention: Tony Ferris

Email: tferris@rochdalegroup.com

Fax: (913) 322-3770

15

SCHEDULE A

TO

RISK SHARING AGREEMENT

16

SCHEDULE A

DEFINITIONS

A. Definitions. The following terms shall have the following respective meanings:

“2010 Funding Year Target” means the sum of (i) the Base Funding Year Target plus (ii) the amount (if any) by which the Base Funding Year Target exceeded the aggregate dollar amount of funds deposited in the Loan Funding Account by the CUSO (excluding any amounts deposited in respect of refunds of Loans) in Funding Year 2009.

“2011 Funding Year Target” means the sum of (i) the Base Funding Year Target plus (ii) the amount (if any) by which the 2010 Funding Year Target exceeded the actual dollar amount of funds deposited in the Loan Funding Account by the CUSO (excluding any amounts deposited in respect of refunds of Loans) in Funding Year 2010.

“Actual Funding Commitment” means the amount deposited by the CUSO into the Loan Funding Account with respect to any Funding Period in order to meet actual Loan demand.

“Actual Participation Commitment” means, with respect to each Subscriber, the amount obtained by multiplying such Subscriber’s Participation Commitment Percentage by the estimated Loan volume for a given Funding Period, less the Subscriber’s share (based on Participation Commitment Percentage) of any previously unutilized amounts and any amounts permitted to be retained from refunds.

“Actual Renewal Participation Commitment” means, with respect to a Subscriber, a revised Estimated Aggregate Participation Commitment (as defined in the applicable Subscription Agreement) for a Renewal Term based on estimated Loan volume.

“Administrative Fee” has the meaning set forth in the Participation Agreement.

“Affiliate” means, with respect to any Person, any other Person controlling or controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Commitment” means, with respect to each Participant, the portion of the Estimated Aggregate Participation Commitment (as defined in the applicable Subscription Agreement) payable in a Funding Year covered by the Participation Agreement.

“Automatic Renewal” means the automatic renewal of a Subscriber’s obligations under the applicable Subscription Agreement for one or more successive Renewal Terms.

“Available Funded Commitment” has the meaning set forth in the Participation Agreement.

“Available Participation Interest” has the meaning set forth in the Participation Agreement.

“Base Funding Year Target” means one-third of the Estimated Aggregate Funding Commitment for Funding Years 2009, 2010 and 2011.

“Borrower” means a Student, or any guarantor or co-signer of a Student, obligated under each Loan.

“Business Day” means a day other than Saturday, Sunday, a United States national holiday or other day on which banks in the State of Indiana are permitted or required by law to close.

“Charged Off” means a Loan on which there have not been any payments made for at least 180 days, if any payments had been due during such period.

“Claim Package” means, with respect to each ITT ESI Risk Loan (if any) in a Loan Pool: (a) Loan-level information, including, without limitation, both a servicing and a payment transaction history, for that ITT ESI Risk Loan; and (b) an invoice summarizing the Loan-level remittance data for such ITT ESI Risk Loan, including loan number, name, social security number, disbursement date, outstanding loan amount, outstanding accrued interest, interest rate, aggregate monthly payment(s) amount past due, and, if requested by ITT ESI, the ten (10) day pay-off amount for such ITT ESI Risk Loan.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateralization Percentage” means, with respect to the Loan Pool for Funding Year 2009, fifteen percent (15%), and, with respect to each Loan Pool other than that for Funding Year 2009, ten percent (10%), in each case, unless adjusted as provided in Section 6.3 of the Risk Sharing Agreement.

“Collection and Charge Off Standards” mean the Loan servicing criteria mutually approved by the parties to the Program Agreement.

“Commitment Account” means the account maintained by the CUSO into which Participants will deposit funds in respect of Participation Commitments and from which the CUSO will withdraw funds to deposit into the Loan Funding Account for the purchase of Loans. The funds in the Commitment Account shall not be commingled with any other funds of the CUSO.

“Commitment Share” means, with respect to each Participant in relation to each Loan Pool and for any date of determination, a fraction (expressed as a percentage), (i) the numerator of which equals the amount of the Available Funded Commitment then funded by such Participant for such Loan Pool, and (ii) the denominator of which equals the aggregate Available Funded Commitment.

“Commitments” has the meaning set forth in the Participation Agreement.

“Confidential Information” means (a) information disclosed to a party with respect to any Program Document; (b) all information related to the structure of and the terms of any Program Document, including items set forth in the Exhibits thereto; and (c) all information related to the other parties’ operations, finances, Borrowers, customers, and Students, and any analyses, concepts, ideas, compilations, studies, materials, memoranda, notes and data pertaining thereto and/or derived from the any Program Document or the Program.

“Credit Facility” means any debt financing obtained by the CUSO from ITT ESI or other lender(s) to fund the CUSO’s operation of the Program and the Retained CUSO Interest, if any, in the Loans in each Loan Pool.

“Credit Facility Documents” means any loan agreement, security agreement, promissory note, borrowing base certificate, and other documents entered into by the CUSO in connection with a Credit Facility, as amended, modified, restated or replaced from time to time.

“Credit Lender” means the financial institution(s) or other Person(s) providing the Credit Facility to the CUSO.

“Credit Unions” means, collectively, the network of participating credit unions in the Program, which includes the Originating Entity.

“CUSO” means Student CU Connect CUSO, LLC, a Delaware limited liability company operating as a credit union service organization.

“Customer Information” means non-public consumer information that is disclosed to a party by another party or any Credit Union.

“Cut-off Date” means the date that is five (5) Business Days prior to any Payment Date.

“Default” means, with respect to any Loan, any event that constitutes or, with the giving of notice or passage of time or both, would constitute a default or an event of default under the related Loan Documents.

“Deposit Account Control Agreement” means a Deposit Account Control Agreement among ITT ESI, the CUSO and a Designated Financial Institution substantially in the form of Exhibit 1.1(b) to the Security Agreement.

“Designated Financial Institution” means a financial institution selected by ITT ESI and meeting the criteria set forth in Exhibit A-1 hereto.

“Disassociated Participant” has the meaning set forth in the Participation Agreement.

“Distribution Account” means the segregated account maintained by the CUSO in which Monthly Collections will be deposited and from which the CUSO will withdraw funds to make distributions to itself and the Participants as set forth in Sections 7(a)-(b) of the Participation Agreement.

“Effective Date” means February 20, 2009.

“Estimated Aggregate Funding Commitment” means an amount equal to the sum of all Estimated Aggregate Participation Commitments. When words such as “for that Funding Year” and “for that Funding Period” are used after the term “Estimated Aggregate Funding Commitment” in any Program Document, it means the maximum portion of the Estimated Aggregate Funding Commitment that is payable in the applicable Funding Year or Funding Period, respectively, as determined in accordance with Section 2.9(c) and Section 2.9(d), respectively, of the Program Agreement.

“Exit Transaction” has the meaning set forth in the Participation Agreement.

“First Disbursement Date” means, with respect to each Funding Period, the date of the first Loan disbursement by the Originating Entity to ITT ESI in such Funding Period, as mutually determined by ITT ESI and the CUSO.

“First Loss Percentage” means thirty-five percent (35%) or such other percentage as ITT ESI and the CUSO shall mutually agree upon as provided in Section 5.1 of the Risk Sharing Agreement.

“First Loss Risk” means, with respect to any Loan Pool, the product produced by multiplying (x) the applicable First Loss Percentage times (y) the aggregate Net Disbursements on all Loans in such Loan Pool.

“Funding Periods” means periods during a Funding Year determined from time to time by ITT ESI.

“Funding Year” means the calendar year in which a Loan is disbursed. For clarification, Funding Year 2009 is the period commencing on the Effective Date and terminating on December 31, 2009, and Funding Years 2010 and 2011 are the related calendar years.

“GAAP” means generally accepted accounting principles in the United States, or such other accounting principles as prescribed for public companies from time to time.

“Initial Capital Contribution” means a Credit Union’s initial Capital Contribution (as defined in the Operating Agreement) in exchange for its Membership Interest.

“Initial Term” means the period from the Effective Date until December 31, 2011.

“ITT ESI” means ITT Educational Services, Inc., a Delaware corporation.

“ITT ESI Risk Loans” means, collectively, all Loans (representing all unpaid (i) Net Disbursements and (ii) accrued interest) in a Loan Pool in excess of the First Loss Risk for such Loan Pool.

“ITT ESI Risk Payment” means, as to a Loan Pool, once the First Loss Risk for such Loan Pool has been exceeded, payments due and unpaid as of the end of the applicable month on all Charged Off ITT ESI Risk Loans in such Loan Pool that are not Charged Off First Loss Risk Loans.

“Letter of Credit” means an irrevocable standby letter of credit, securing payment of all or a portion of the Obligations (as defined in the Security Agreement) with respect to a Loan Pool, issued by a Designated Financial Institution.

“Lien” means any statutory or common law consensual or non-consensual mortgage, pledge, security interest, participation interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, and any secured transaction under the Uniform Commercial Code of any applicable jurisdiction.

“Loan Criteria” means the criteria of the Originating Entity, of which Exhibit A-2 hereto is a copy, which may not be amended or supplemented without the prior written approval of ITT ESI and the CUSO.

“Loan Documents” means, with respect to each Loan, the loan application, loan agreement, promissory note, co-signer documentation (if applicable), and other documents executed and delivered by a Borrower, as amended, modified, restated or replaced from time to time.

“Loan File” means the credit report, underwriting analysis, loan approval, confirmation of credit union membership, Loan Documents, payment history, and all other documentation of the Originating Entity or the CUSO with respect to any Loan.

“Loan Funding Account” means the account designated by the Originating Entity into which the CUSO will deposit the Purchase Price for Loans to be disbursed in each Funding Period and from which the Originating Entity will disburse the Loan proceeds to ITT ESI.

“Loan Pool” means all Loans disbursed during a Funding Year.

“Loan Pool Collateral” means as to each Loan Pool, the Collateral therefor to be determined, established and adjusted pursuant to Article VI of the Risk Sharing Agreement.

“Loan Proceeds” means, with respect to each Loan, all payments of principal, interest, loan fees, late fees, and other amounts received by the CUSO or the Servicer(s) in connection with such Loan.

“Loans” means loans to Students originated by the Originating Entity in accordance with the Loan Criteria pursuant to the Purchase Agreement.

“Losses” means, with respect to any indemnity or limitation of liability in any Program Document, losses, costs, claims, damages, demands, expenses, liabilities, causes of action, investigation expenses, attorneys’ fees and expenses and amounts paid in settlement; provided, however, that no settlement shall be made without the written consent of the party suffering the Loss, unless such settlement provides a full release of such party without the payment of any funds by such party. “Losses” excludes, however, incidental, consequential, indirect, punitive or special damages.

“Management Agreement” means the Management Services Agreement, dated as of the Effective Date, between the Program Administrator and the CUSO, as amended, modified, restated or replaced from time to time.

“Mature Loans” means Charged Off Loans on which an amount equal to at least ten (10) monthly payments have been made, whether by the Borrower, ITT ESI under Section 3.4 of the Risk Sharing Agreement, or otherwise.

“Membership Interest” means a Credit Union’s membership interest in the CUSO under the Operating Agreement and such Credit Union’s Subscription Agreement.

“Monthly Collections” has the meaning set forth in the Participation Agreement.

“Monthly Report” means a written report concerning a Loan Pool, as of the end of the month that is the subject of such Monthly Report, containing the following information: (i) the aggregate Net Disbursements on all Loans originally in the applicable Loan Pool; (ii) the amount of the First Loss Risk for such Loan Pool; (iii) the aggregate current principal balances of all Loans in such Loan Pool; (iv) the aggregate amount that has been Charged Off on all Loans in such Loan Pool; (v) the aggregate current principal balances of all Loans in such Loan Pool, if any, that are the subject of the First Loss Risk for such Loan Pool and have not yet been subjected to Charge Off; (vi) the aggregate amount of the current principal balances of all ITT ESI Risk Loans in such Loan Pool; (vii) if the First Loss Risk has been exceeded, the aggregate ITT ESI Risk Payment; (viii) the aggregate current outstanding balance plus accrued unpaid interest of each Mature Loan reported pursuant to clause (vii) hereof; and (ix) the aggregate amount of all payments received during such month in respect of all Charged Off Loans.

“NCUA” means the National Credit Union Administration or any successor federal credit union regulatory agency.

“NCUA Rules” means the rules and regulations of the NCUA.

“Net Disbursement” means, as to any Loan, the total original sum disbursed to ITT ESI as payment of tuition and other charges, plus all origination and other loan fees, net of any refund or return thereof paid by ITT ESI within sixty (60) days after the disbursement date thereof. The amount of the Net Disbursement on a Loan shall not be reduced for any principal payments made on such Loan, whether by the Borrower, ITT ESI or otherwise (excepting only refunds as aforesaid), or increased for any capitalized interest charges.

“Offer Price” has the meaning set forth in the Participation Agreement.

“Operating Agreement” means the Operating Agreement of the CUSO, as amended, modified, restated or replaced from time to time.

“Originating Entity” means the federal credit union that will originate Loans, sell such Loans to the CUSO, and maintain a Retained Originator Interest in the Loans in each Loan Pool not less than that percentage from time to time required by NCUA Rules or other applicable law.

“Originating Entity Default” shall be deemed to exist if (i) the Originating Entity withdraws from the Program or is expelled from the CUSO; (ii) the Originating Entity fails for any reason to originate any Loan which complies with the Loan Criteria and does not cure such failure within fifteen (15) days after receipt of written notice from the CUSO; (iii) an Event of Default by the Originating Entity exists under the Purchase Agreement; (iv) the Originating Entity ceases doing business or becomes insolvent, or the NCUA becomes liquidator of the assets of the Originating Entity in the event of insolvency; (v) the Originating Entity is no longer able to serve as Originating Entity or originate Loans under the Program; (vi) the Originating Entity becomes a Disassociated Participant; or (vii) the Originating Entity fails at any time to fund or maintain the Retained Originator Interest.

“Origination Agreement” means any agreement entered into between the Originating Entity and the Origination Vendor, with the prior approval of ITT ESI, in connection with which the Originating Entity will engage the Origination Vendor to perform origination and documentation servicing for the Loans.

“Origination Vendor” means any Person performing Loan origination and documentation servicing under the Origination Agreement.

“Participant Schedule” has the meaning set forth in the Participation Agreement.

“Participants” mean the Credit Unions that acquire Participation Interests in the Loans in any Loan Pool, including without limitation the Originating Entity.

“Participation Agreement” means the Participation Agreement entered into between the CUSO and the Participants, as amended, modified, restated or replaced from time to time.

“Participation Commitment Percentage” means, with respect to a Participant, the percentage such Participant’s Estimated Aggregate Participation Commitment bears to the total of all Participants’ Estimated Aggregate Participation Commitments.

“Participation Commitments” means collectively, a Subscriber’s Estimated Aggregate Participation Commitment (as defined in the applicable Subscription Agreement) and Actual Participation Commitments.

“Participation Interest” means, with respect to each Participant, its beneficial ownership interest in each Loan and the related Loan Documents, including such Participant’s right to receive its share of Loan Proceeds on each Payment Date.

“Participation Pledgee” has the meaning set forth in the Participation Agreement.

“Participation Purchase Notice” has the meaning set forth in the Participation Agreement.

“Payment Date” means the 25th day of each month or, if such day is not a Business Day, the following Business Day.

“Percentage Interest” means, with respect to a Member (as defined in the Operating Agreement), the percentage such Member’s Membership Interest bears to the total outstanding Membership Interests.

“Permitted Liens” means (a) Liens of the CUSO, (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by ITT ESI by appropriate proceedings, (c) Liens arising in the ordinary course of business with respect to obligations which are not due or which are being diligently contested in good faith by ITT ESI by appropriate proceedings, provided such Liens do not, in the aggregate, materially detract from the value of the Collateral, and (d) Liens specifically consented to in writing by the CUSO.

“Person” shall mean any natural person, corporation, association, limited liability company, syndicate, partnership, joint venture, trust, government or agency and department thereof, or any other entity of every kind.

“Pledge” has the meaning set forth in the Participation Agreement.

“Pledging Participant” has the meaning set forth in the Participation Agreement.

“Pro Rata Share” means, with respect to each Participant and the CUSO in relation to each Loan Pool and for any date of determination, a fraction (expressed as a percentage), (i) the numerator of which equals the aggregate principal balance of its Participation Interests or Retained CUSO Interest, as the case may be, in the Loans in such Loan Pool, and (ii) the denominator of which equals the aggregate principal balance of all Participation Interests and the Retained CUSO Interest in the Loans in such Loan Pool.

“Program” means the national financing program established by the CUSO to provide private student loans to Students in accordance with the Program Agreement.

“Program Administrator” means the Person designated from time to time as the “Program Administrator” under the Program Agreement. The initial Program Administrator is TRG.

“Program Agreement” means the Financing Program Agreement, dated as of the Effective Date, between ITT ESI and the CUSO, as amended, modified, restated or replaced from time to time.

“Program Documents” means the Program Agreement, the Participation Agreement, the Subscription Agreements, the Purchase Agreement, the Servicing Agreement(s), the Origination Agreement, the Risk Sharing Agreement, the Security Agreement, the Operating Agreement, the Management Agreement, the Credit Facility Documents (if ITT ESI is Credit Lender), and any other documents or instruments entered into in connection with the Program, and any amendment, modification, restatement or replacement thereof.

“Projected Renewal Participation Commitment” means, with respect to a Subscriber, the sum of the Participation Commitments paid by or credited to such Subscriber for the four (4) Funding Periods immediately preceding a Renewal Term.

“Purchase Agreement” means the Loan Purchase and Sale Agreement, dated as of the Effective Date, entered into by the Originating Entity and the CUSO, as amended, supplemented, modified, restated or replaced from time to time.

“Purchase Option Price” has the meaning set forth in the Participation Agreement.

“Purchase Price” means the principal amount of a Loan purchased by the CUSO, excluding origination fees and expenses.

“Quarterly Report” has the meaning set forth in the Participation Agreement.

“Redirection Notice” has the meaning set forth in the Participation Agreement.

“Renewal Term” means any one (1) year period after the Initial Term in which a Program Document is renewed.

“representatives” means, with respect to a party to the applicable Program Document, employees of such party and such party’s agents, representatives and advisors, including without limitation, attorneys, accountants, and financial advisors.

“Required Information” means each Claim Package and related Monthly Report.

“Retained CUSO Interest” means, with respect to each Loan in a Loan Pool, at any time, the portion thereof that is not then subject to either the Retained Originator Interest or Participation Interests held by Participants.

“Retained Originator Interest” means, with respect to each Loan in a Loan Pool, the Originating Entity’s 10% Participation Interest in such Loan. Any interest of the Participants (including the Originating Entity) in any such Loan exceeding the 10% Retained Originator Interest is a regular Participation Interest therein.

“Risk Sharing Agreement” means the Risk Sharing Agreement, dated as of the Effective Date, between ITT ESI and the CUSO, as amended, supplemented, modified, restated or replaced from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Account Control Agreement” means an agreement among ITT ESI, the CUSO and a securities intermediary substantially in the form of Exhibit 1.1(f) of the Security Agreement.

“Security Agreement” means the Security Agreement, dated as of the Effective Date, by ITT ESI in favor of the CUSO.

“Security Documents” means the Security Agreement and any and all other security agreements, assignments, subordination agreements, pledge or hypothecation agreements, instruments, letters of credit, letter-of-credit agreements and documents that are (i) now and/or hereafter existing between the CUSO and ITT ESI, and (ii) that secure any of the Obligations (as defined in the Security Agreement).

“Servicer” means the Person obligated pursuant to the Servicing Agreement to, among other things, collect, monitor and report Loan payments, handle late payments and other delinquencies, and remit payments.

“Servicing Agreement” means the Servicing Agreement dated as of the Effective Date between the CUSO and the Servicer, as amended, supplemented, modified, or replaced from time to time.

“Servicing Fee” means all fees payable to Servicer or Origination Vendor for performing their respective obligations under the Servicing Agreement or the Origination Agreement.

“Student” means a student enrolled at one of ITT ESI’s ITT Technical Institutes.

“Subscriber” means each Credit Union that is a party to a Subscription Agreement.

“Subscriber 2010 Funding Year Target” means, with respect to each Subscriber, the sum of the Subscriber Base Funding Year Target plus the amount (if any) by which the Subscriber Base Funding Year Target exceeded the actual amount that was paid by such Subscriber in Funding Year 2009.

“Subscriber Base Funding Year Target” means, with respect to each Subscriber, one-third of such Subscriber’s Estimated Aggregate Participation Commitment (as defined in the applicable Subscription Agreement) for Funding Years 2009, 2010 and 2011.

“Subscriber Contact” means, with respect to each Subscriber, such Subscriber’s authorized representative designated in such Subscriber’s Subscription Agreement.

“Subscriber Shortfall” means, with respect to a Subscriber, that the payment of the entire Actual Participation Commitment by such Subscriber for any Funding Period would exceed twenty-five percent (25%) of the maximum portion of the Estimated Aggregate Participation Commitment for the applicable Funding Year.

“Subscriber Shortfall Period” means a Funding Period in which a Subscriber Shortfall occurs or is to occur.

“Subscription Agreement” means each Subscription and Commitment Agreement between the CUSO and a Participant with respect to the Program, as amended, modified, restated or replaced from time to time.

“Substitute Member” has the meaning set forth in the Operating Agreement.

“Substitute Originating Entity means a substitute federal credit union or group of federal credit unions, in either case acceptable to ITT ESI, designated by the CUSO to serve as the Originating Entity.

“Substitute Purchase Agreement” means a purchase agreement with a Substitute Originating Entity on the same or substantially similar terms as the Purchase Agreement or otherwise approved by the Substitute Originating Entity, the CUSO, and ITT ESI.

“Term” means the Initial Term and any Renewal Term(s).

“TRG” means The Rochdale Group, Inc., a Kansas corporation.

B. Certain Definitions to be Disregarded. Terms defined in this Schedule and not used or capitalized in the Agreement to which this Schedule is attached shall be disregarded for all purposes in connection with such Agreement (except and to the extent such terms are used in another Program Document referred to in the Agreement to which this Schedule is attached).

EXHIBIT A-1

Designated Financial Institutions

A Designated Financial Institution shall at all times be a banking corporation or national banking association organized and doing business under the laws of the United States of America or any state thereof or of the District of Columbia and authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Ten Billion U.S. dollars ($10,000,000,000) and subject to supervision or examination by federal, state, or District of Columbia authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes hereof, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent records of condition so published.

ITT ESI may not, nor may any entity directly or indirectly controlling, controlled by, or under common control with ITT ESI, be a Designated Financial Institution, notwithstanding that such corporation or national banking association shall be otherwise eligible and qualified hereunder.

EXHIBIT A-2

Loan Criteria

Student CU Connect Private Student Loan Program Criteria

Program Borrowing Limits

The minimum and maximum amounts that may be borrowed under this Loan Program on a per borrower basis are as follows:

Minimum Loan Amount:	$1,000 (or any other higher minimum loan amount as applicable by state law)

Annual Maximum Loan Limit:	Cost of Education less other financial aid

Aggregate Private Student Loan Program Limits:	Associate degree programs:	$35,000
	Bachelors degree programs:	$60,000
	*Resulting in maximum undergraduate
	(Associate and Bachelors combined):	$60,000

	Graduate degree programs:	$25,000
	*Resulting in maximum total of all combined:	$85,000

Repayment Terms

The minimum monthly principal and interest payment amount will be $50.00 per account per month.

1)	Repayment Plans

While a student is enrolled at an ITT Technical Institute, repayment of principal and interest will be deferred until the circumstances described in the “Repayment Begins” section below occur. During the deferral period the borrower will be sent quarterly statements providing him or her the opportunity to make interest payments. During the deferral period, the borrower can also make principal payments at any time without penalty.

2)	Repayment Begins

Repayment of principal and interest on each loan will begin six (6) months after the student graduates, unless the student enrolls in another program at ITT Technical Institute and begins taking courses. For students who do not maintain at least four (4) credit hours in a given quarter for any reason other than graduation, repayment of principal and interest will begin three (3) months after their last clay of attendance unless the student re-enrolls in an ITT Technical Institute and begins to take at least four (4) credit hours.

Repayment of principal and interest on each loan will begin, if not already begun pursuant to the terms of the preceding paragraph, on the first day following the seventh (7th) year anniversary of the date of the first disbursement on the loan.

3)	Repayment Duration

The term of each loan will be ten (10) years from the date the repayment period begins.

4)	Prepayment

The borrower may prepay all or a portion of the loan at any time without penalty.

Student CU Connect Private Student Loan Program Criteria

5)	Late Charges

Borrowers will be assessed a late charge if they fail to make any part of an installment payment within 15 days after it becomes due. The late charge fee will be the lesser of $10.00 or 5% of the installment.

Program Eligibility and Credit Requirements

1)	Eligible Borrower

The borrower must satisfy all of (a)-( d) below:

a)	Be admitted to, or have graduated from, an ITT Technical Institute undergraduate or graduate program of study.

b)	Be a U.S. Citizen or National, or a Permanent Resident.

AND

If there is a Co-signer, the Co-signer must be a U.S. Citizen or National, or a Permanent Resident.

c)	Meet all credit requirements specified below in Section 3.

OR

Have a credit-worthy co-signer who meets all credit requirements specified below in Section 3.

d)	Be the age of majority, as determined by individual state requirements for the primary borrower’s permanent residence, at the time of the loan application.

2)	Eligible Loan Periods

Current and Future

Borrowers can apply for a loan relating to an academic year that begins within twelve (12) months after the loan application date. The first disbursement for a subsequent academic year must also occur within twelve (12) months after the loan application date.

Past Enrollment

Borrowers may borrow funds for previous academic periods during which they were enrolled as long as such borrower has either graduated or is enrolled in an ITT Technical Institute on the loan application date.

3)	Credit Requirements

To qualify for a loan, an eligible borrower must satisfy all of the following credit requirements:

a)	No filed bankruptcy, discharged bankruptcy or foreclosure within the twenty-four (24) months immediately preceding the loan application date.

b)	No judgments, charge offs, collections, liens, or repossessions in an aggregate amount of more than five hundred dollars ($500) within the twenty-four (24) months immediately preceding the loan application date.

c)	No mortgage, student loans, or other installment loans that are currently 90 days or more past due. d) No record of a student loan default, unless the default has been paid in full.

e)	Less than three (3) derogatory credit indications on the borrower’s credit report. A derogatory credit indication is defined as a balance of at least five hundred dollars ($500) that is past due at least ninety (90) days.

f)	A borrower who fails to qualify on his or her own for a loan may be eligible with an eligible co-signer who satisfies all of the credit requirements and who has a credit score of at least 680.

Student CU Connect Private Student Loan Program Criteria

At such time, if any, that the origination vendor of the loans can support it in an automated format, the foregoing (a) and (d) credit requirements will be modified to read instead as follows:

a)	No filed bankruptcy, discharged bankruptcy or foreclosure within the twenty-four (24) months immediately preceding the loan application date unless the borrower has agreed to payment arrangements and made prompt payments for at least the last consecutive 18 months.

d)	No record of a student loan default, unless the default has been paid in full, or the borrower is making satisfactory progress in repaying the loan. Satisfactory progress is defined as: at least twelve (12) consecutive payments made: account is current: repayment history has no gaps: and the IRS Tax Offset Program was not used to pay default.

Notwithstanding the foregoing, a borrower who is otherwise eligible under all of the other provisions of these loan criteria does not need to satisfy all of the foregoing (a) through (f) credit requirements to qualify for a loan if .such borrower: (i) received the open account credit provided by ITT Technical Institute (known as its “Temporary Credit” program); (ii) has graduated or is enrolled in any academic quarter other than the first academic quarter of such borrower’s first academic year on the loan application date; and (iii) has not declared bankruptcy within the twenty-four (24) months immediately preceding the loan application elate.

4)	Credit Score

The eligible borrower’s FICO Score will determine the interest rate and fee charged on the loan as follows:

Tier	FICO Score	Interest Rate Range	Origination Fee*
1	790+	Prime +0.5%	N/A
2	720-789	Prime +1.5%	2%
3	680-719	Prime +4.0%	3%
4	650-679	Prime +6.0%	5%
5	600-649	Prime +7.0%	7%
6	No credit score	Prime +8.0%	8%
7	599 and below	Prime +10.5%	10%

* Origination fee calculated as a percent of loan amount

Eligible borrowers with an Experian-Fair Isaac Score Code of 9002 or 9003 will be priced as if part of Tier 6 (“No Credit Score”).

The origination fee will be credited in full to the borrower if an entire disbursement is refunded within 60 days of the disbursement date.

Notwithstanding the rates and fees set forth in the table above, the annual percentage rate, including the capitalized origination fee, on any loan will not exceed eighteen percent (18%) over the term of the loan, or such other limit under applicable law that may be in effect from time to time.

5)	Deferment

a)	In School

Principal and interest payments on a Joan may be deferred by the borrower during the period that the student is enrolled in an undergraduate or graduate program at an ITT Technical Institute and is taking at least four (4) credit hours. Upon graduation, the student may defer payment of the Joan principal and interest for an additional six (6) months (“grace period”). If the student enrolls in another program at an ITT Technical Institute and begins taking courses before or after the end of such six (6) months, the deferral will continue or begin again, as applicable, until such time as repayment is to begin under the terms of these loan criteria. Students whose enrollment terminates prior to graduation, or who are taking less than four (4) credit hours, will have a three (3) month grace period before principal and interest payments begin.

Student CU Connect Private Student Loan Program Criteria

If the student re-enrolls in an ITT Technical Institute and begins to take at least four (4) credit hours before or after the end of such three (3) month period, the deferral will continue or begin again, as applicable, until such time as repayment is to begin under the terms of these loan criteria. Borrowers will receive quarterly statements while enrolled.

b)	Military

A military deferment will be available for a period during which a borrower is serving on active duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency (“Qualifying Duty’’). A borrower who is a member of the National Guard or other reserve component of the U. S. Armed Forces (current or retired) and who begins serving Qualifying Duty while enrolled at ITT Technical Institute, or within six (6) months after having been enrolled, is eligible to defer paying any principal or interest on a loan during the Qualifying Duty service and during the 13 months following the conclusion of the Qualifying Duty service, or until the date that the borrower returns to an enrolled student status at ITT Technical Institute, whichever is earlier.

6)	Forbearance

A borrower may request a forbearance of the payment of principal and interest on a loan, which Student CU Connect CUSO will grant in its sole discretion. Any single forbearance in the payment of a loan may not exceed three (3) months, and all forbearances granted with respect to a loan may not, in aggregate, exceed twelve (12) months over the life of the loan. If the borrower is delinquent at the time a forbearance is granted, all past due interest on the loan will be capitalized.

7)	Interest Rate

Interest will accrue at a variable rate, beginning on the date that any portion of the loan is disbursed, on the outstanding principal balance, including any capitalized interest and origination fees. The variable rate may change monthly on the first day of each month based on the Prime Rate as of the third to last business day of the immediately preceding month. The Prime Rate is defined as the highest U.S. Prime Rate published in The Wall Street Journal “Money Rates’’ section.

The applicable interest rate will be rounded to the nearest one-eighth of one percent (0.125%). In the event of a change in the Prime Rate, monthly payments will be calculated based on the then current principal balance, the remaining term of the loan, and the then current interest rate, based on a 365.25-day calendar year and will not vary in leap years.

Notwithstanding any other provisions herein, at no time will the applicable interest rate, inclusive of the capitalized origination fee, be such that the annual percentage rate on any loan exceeds eighteen percent (18%) or such other limit under applicable law as in effect from time to time.

8)	Co-Signer Eligibility

To be eligible to co-sign a loan, a co-signer must have a FICO score of at least 680 and satisfy other criteria specified above in Sections 1 (other than 1(a)) and 3. Loans with an eligible co-signer will be charged interest and fees at the Tier 4 level in Section 4 above.

9)	Default & Charge-Off

A loan will be in reportable default if any principal or interest payment under the loan is sixty (60) days past due.

A loan will be charged off if payments under the loan are due and not received for a period of one hundred and eighty (180) days.

EXHIBIT 6.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (with all amendments, modifications and supplements hereto, collectively this “Agreement”) dated as of February 20, 2009, by ITT EDUCATIONAL SERVICES, INC., a Delaware corporation (“ITT ESI”) in favor of STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company operating as a credit union service organization (the “CUSO”).

RECITALS

The following are a material part of this Agreement:

A. ITT ESI and the CUSO are parties to the Risk Sharing Agreement.

B. Pursuant to the Risk Sharing Agreement, ITT ESI has agreed to provide a guarantee for Loans upon and subject to the terms and conditions of the Risk Sharing Agreement.

C. One of the terms and conditions of the Risk Sharing Agreement is that, so long as any ITT ESI Risk Loan remains outstanding, ITT ESI shall secure its obligations under Article III of the Risk Sharing Agreement with respect to each Loan Pool containing such Loans by pledging, as provided herein, collateral in the form of cash, government or agency securities and/or one or more letters of credit.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, ITT ESI and the CUSO do hereby agree as follows:

ARTICLE I

CONSTRUCTION AND DEFINITION OF TERMS

SECTION 1.1 Terms used in this Agreement and not otherwise specifically defined herein shall have the respective meanings provided in Schedule A (which is attached to and made a part of this Agreement). All terms used without definition herein and which are defined by the Indiana Uniform Commercial Code shall have the meanings assigned to them by the Indiana Uniform Commercial Code, as in effect on the date hereof, unless and to the extent varied by this Agreement. Whenever the phrase “satisfactory to the CUSO” is used in this Agreement such phrase shall mean “satisfactory to the CUSO in its reasonable discretion.” The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

(a) “Collateral” means ITT ESI’s described personal property, both now owned and hereafter acquired, if and to the extent the same is identified in a Deposit Account Control Agreement, a Securities Account Control Agreement or a Letter of Credit, and all proceeds and products of all of the foregoing.

(b) “Deposit Account Control Agreement” means a Deposit Account Control Agreement, among ITT ESI, the CUSO and a Designated Financial Institution substantially in form of Exhibit 1.1(b) attached hereto.

(c) “Event of Default” has the meaning provided in Article VI hereof.

(d) “Non-Renewal Notice” means a notice of non-renewal given by the issuer of a Letter of Credit as provided in Section 2.2(f).

(e) “Obligations” mean the full and punctual observance and performance of all present and future duties, covenants, liabilities and responsibilities due to the CUSO by ITT ESI under (i) Article III of the Risk Sharing Agreement and (ii) the Security Documents, whether or not any instrument or agreement relating thereto specifically refers to this Agreement, as well as all renewals, consolidations, re-castings and extensions of any of the foregoing, the parties acknowledging that the nature of the relationship created hereby contemplates the incurrence of Obligations by ITT ESI to the CUSO pursuant to the Risk Sharing Agreement and the Security Documents after the date hereof.

(f) “Securities Account Control Agreement” means an agreement among ITT ESI, the CUSO and a securities intermediary substantially in the form of Exhibit 1.1(f) attached hereto.

ARTICLE II

SECURITY

SECTION 2.1 Security Interest. As security for the payment and performance of all of the Obligations with respect to each Loan Pool, ITT ESI hereby assigns, pledges and grants to the CUSO a continuing security interest in the Loan Pool Collateral for such Loan Pool. The CUSO’s security interest in Loan Pool Collateral for any Loan Pool shall continually exist until all Obligations with respect to such Loan Pool have been satisfied (whether paid, terminated or otherwise discharged). It is expressly understood and agreed that Loan Pool Collateral for each Loan Pool is separate and distinct and, unless otherwise expressly agreed to in writing by ITT ESI, shall not secure any Obligations with respect to any other Loan Pool.

SECTION 2.2 Covenants and Representations Concerning Collateral. With respect to all of the Collateral, ITT ESI covenants, warrants and represents that:

(a) No financing statement covering any of the Collateral is on file in any public office or financing records except for financing statements in favor of the CUSO and ITT ESI is the legal and beneficial owner of all of the Collateral, free and clear of all Liens, except for Permitted Liens.

(b) The security interest granted the CUSO hereunder shall constitute a first priority Lien upon the Collateral. Except and to the extent permitted under the Risk Sharing Agreement or any applicable Security Document, ITT ESI shall not, and the CUSO does not authorize ITT ESI to, sell, assign or otherwise dispose of any interest in the Collateral. ITT ESI shall not, without the CUSO’s prior written consent, permit any other Lien or claim or right of any third party, to be created or remain on the Collateral excepting only Permitted Liens.

(c) ITT ESI will notify the CUSO in writing of any litigation directly involving any of the Collateral which ITT ESI knows or has reason to believe is pending or threatened. ITT ESI will promptly pay when due all taxes and all other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at ITT ESI’s sole expense, against all claims and demands of any Persons claiming any interest in the Collateral adverse to the CUSO.

(d) ITT ESI shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as the CUSO may from time to time reasonably request to vest in and assure to the CUSO its rights hereunder or in any of the Collateral, including, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that the CUSO has a security interest therein.

(e) ITT ESI shall cooperate with the CUSO to obtain and keep in effect a Deposit Account Control Agreement with respect to each deposit account, and a Securities Account Control Agreement with respect to all investment property that is a part of the Collateral.

(f) If any Obligation shall be secured by a Letter of Credit, such Letter of Credit shall be for a term of not less than one (1) year and provide that such term shall be automatically extended for successive one (1) year terms unless, not less than sixty (60) days prior to the then applicable expiration date thereof, the issuer delivers written notice (to both the CUSO and to ITT ESI) of the issuer’s unwillingness to extend such expiration date. Such Letter of Credit shall provide that it may be drawn by one or more sight drafts, each accompanied by a signed statement in the form provided in Exhibit 2.2(f) attached hereto.

(g) ITT ESI authorizes the CUSO to file financing statements covering the Collateral and containing such legends as the CUSO shall reasonably deem necessary or desirable to perfect and continue perfection of the CUSO’s security interest in the Collateral.

(h) ITT ESI shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of the CUSO.

SECTION 2.3 Care of Collateral. ITT ESI shall have all risk of loss of the Collateral. The CUSO shall have no liability or duty, express or implied, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against ITT ESI or other Persons with prior interests in the Collateral. If the CUSO actually receives any notices requiring action with respect to any Collateral in the CUSO’s possession, the CUSO shall take reasonable steps to forward such notices to ITT ESI. ITT ESI is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. The CUSO’s sole responsibility is to take such action as is reasonably requested by ITT ESI in writing, however, the CUSO is not responsible to take any action that, in the CUSO’s reasonable judgment, would adversely affect the value of the Collateral as security for the Obligations. While the CUSO is not required to take certain actions, if action is needed, in the CUSO’s sole discretion, to preserve and maintain the Collateral, ITT ESI authorizes the CUSO to take such actions, but the CUSO is not obligated to do so.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the CUSO to enter into this Agreement, ITT ESI represents and warrants to the CUSO that:

SECTION 3.1 State of Incorporation and Legal Name. ITT ESI’s state of incorporation and exact legal name are set forth in the first paragraph of this Agreement.

SECTION 3.2 Good Standing. ITT ESI is a corporation duly organized, legally existing and in good standing under the laws of the State of its incorporation.

Section 3.3 Authority. ITT ESI has full power and authority to enter into this Agreement, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate and other action, and no consent or approval of any Person, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

SECTION 3.4 Binding Agreements. This Agreement has been duly and properly executed by ITT ESI, constitutes the valid and legally binding obligation of ITT ESI and is fully enforceable against ITT ESI in accordance with its terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

SECTION 3.5 No Conflicting Agreements. Neither the execution, delivery and performance by ITT ESI of this Agreement and any Deposit Account Control Agreement and/or Securities Account Control Agreement, nor ITT ESI’s procurance and delivery to the CUSO of any Letter of Credit will (a) violate (i) any provision of law or any order, rule or regulation of any court or agency of government, (ii) any award of any arbitrator, (iii) the Charter or Bylaws of ITT ESI, or (iv) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which ITT ESI is a party or by which ITT ESI or any of Its property is bound, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a material default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien upon the Collateral except for Liens created in favor of the CUSO under or pursuant to this Agreement.

SECTION 3.6 Perfection and Priority of Collateral. The CUSO has or upon proper recording of any financing statement, execution of any Deposit Account Control Agreement, Securities Account Control Agreement or delivery of Collateral to the CUSO’s possession, will have and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral.

ARTICLE IV

AFFIRMATIVE COVENANTS

ITT ESI covenants and agrees with the CUSO that, until (a) all Obligations have been satisfied in full, (b) there exists no commitment by the CUSO which could give rise to any additional Obligations, and (c) all security interests granted the CUSO hereunder have terminated, ITT ESI will:

SECTION 4.1 Further Assurances and Corrective Instruments. Promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to the CUSO from time to time such supplements hereto and such other instruments and documents as may be reasonably requested by the CUSO to protect and preserve the Collateral, the CUSO’s security interest therein, perfection of the CUSO’s security interest and/or the CUSO’s rights and remedies hereunder.

SECTION 4.2 Collateral Information. Deliver to the CUSO promptly upon the CUSO’s request, and periodically if the CUSO shall so require, such written statements, schedules or reports concerning the Collateral in such form, containing such information and accompanied by such documents as the CUSO may from time to time reasonably request.

ARTICLE V

NEGATIVE COVENANTS

ITT ESI covenants and agrees with the CUSO that, until (a) all Obligations have been satisfied in full and (b) there exists no commitment by the CUSO which could give rise to any additional Obligations and (c) all security interests granted the CUSO hereunder have terminated, ITT ESI will not, directly or indirectly:

Section 5.1 Liens. Without the CUSO’s prior written consent, create, incur, assume or permit to exist, directly or indirectly, any Lien (other than Permitted Liens) upon any Collateral.

SECTION 5.2 Change of Name. Except upon prior written notice to the CUSO, change the name of ITT ESI.

ARTICLE VI

EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default” (and, unless otherwise indicated, such event shall constitute an “Event of Default” only with respect to the Loan Pool to which it relates and the occurrence of such relating only to a Loan Pool shall not vest in the CUSO any rights or remedies with respect to any other Loan Pool or any Loan Pool Collateral for any other Loan Pool):

SECTION 6.1 Failure to Pay. The failure of ITT ESI to pay any of the Obligations after the same is due and payable (whether by acceleration, declaration, extension or otherwise) within thirty (30) days after written notice to ITT ESI specifying such failure (including each amount unpaid and the Loan Pool to which it relates).

SECTION 6.2 Covenants and Agreements. The failure of ITT ESI to perform, observe or comply with any of its covenants set forth in this Agreement or any of the other Security Documents.

SECTION 6.3 Information, Representations and Warranties. If any representation or warranty made herein or if any information contained in any financial statement, application, schedule, report or any other document given by ITT ESI in connection with the any of the Collateral is not in all material respects true and accurate or if ITT ESI omitted to state any material fact or any fact necessary to make such information not materially misleading.

SECTION 6.4 Default under Risk Sharing Agreement. The occurrence of an Event of Default under the Risk Sharing Agreement by ITT ESI (which shall be deemed an Event of Default as to all Loan Pools and all Loan Pool Collateral).

SECTION 6.5 Adverse Change in Value of Collateral. The determination in good faith by the CUSO that the value of any Loan Pool Collateral has declined to an amount less than the amount that ITT ESI is required to maintain pursuant to Article VI of the Risk Sharing Agreement (a “Collateral Deficiency”) and ITT ESI’s failure to provide additional Collateral having a then current fair market value at least equal to such deficiency within thirty (30) days after written notice thereof to ITT ESI.

ARTICLE VII

RIGHTS AND REMEDIES

SECTION 7.1 Rights and Remedies of the CUSO. Upon and after the occurrence of an Event of Default with respect to any Loan Pool, the CUSO may, without notice or demand, exercise, in any jurisdiction in which enforcement hereof is sought, the following rights and remedies with respect to the related Loan Pool Collateral, in addition to the rights and remedies available to the CUSO under the Security Documents, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to the CUSO under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(a) Institute any proceeding or proceedings to enforce the Obligations and any Liens of the CUSO respecting the subject Loan Pool and related Loan Pool Collateral.

(b) Take possession of the related Loan Pool Collateral.

(c) Enforce ITT ESI’s rights against any other obligor on any related Loan Pool Collateral.

SECTION 7.2 Power of Attorney. Effective upon the occurrence of an Event of Default with respect to any Loan Pool, ITT ESI hereby designates and appoints the CUSO and its designees as attorney-in-fact of ITT ESI, irrevocably and with power of substitution, with authority to endorse ITT ESI’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the related Loan Pool Collateral that may come into the CUSO’s possession; to execute proofs of claim and loss; and to perform all other acts necessary and advisable, in the CUSO’s sole discretion, to carry out and enforce this Agreement and the Security Documents as to the applicable Loan Pool and related Loan Pool Collateral. All acts of said attorney or designee are hereby ratified and approved by ITT ESI and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, excepting only any acts, errors or mistakes resulting from the gross negligence or willful misconduct of said attorney or designee. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by the CUSO which could give rise to any Obligations.

SECTION 7.3 Notice of Disposition of Collateral and Disclaimer of Warranties. It is mutually agreed that commercial reasonableness and good faith require the CUSO to give ITT ESI not less than ten (10) days prior written notice of the time and place of any public disposition of any Collateral or of the time after which any private disposition or any other intended disposition is to be made.

SECTION 7.4 Costs and Expenses. ITT ESI shall pay to the CUSO on demand the amount of all expenses paid or incurred by the CUSO after occurrence of an Event of Default, including attorneys’ fees and court costs, in exercising or enforcing any of its rights, under any of the Security Documents or under applicable law. The provisions of this Subsection shall survive the termination of this Agreement and the CUSO’s security interest hereunder and the payment of all Obligations.

SECTION 7.5 Letters of Credit. In the event of an Event of Default with respect to a Loan Pool secured by a Letter of Credit as to which action is permitted pursuant to Article VIII, the CUSO shall draw on such Letter of Credit only so much as shall be necessary to cure such Event of Default. However, if, by the terms of any Letter of Credit, the CUSO is permitted to draw the same on account of a failure to extend the expiration date thereof or provide a substitute Letter of Credit therefor, the CUSO shall hold and apply the proceeds thereof in the same manner as provided in Section 7.6 with respect to excess proceeds of Loan Pool Collateral.

SECTION 7.6 Application of Proceeds. Notwithstanding anything to the contrary provided in or implied from this Agreement, proceeds of Loan Pool Collateral shall be applied to ITT ESI Risk Payments due but not yet paid related to such Loan Pool and any excess proceeds thereof shall be held by the CUSO in an interest bearing account, maintained at a Designated Financial Institution. Such excess proceeds (including all interest) shall be applied to future ITT ESI Risk Payments due but not yet paid related to such Loan Pool until no further Loans in such Loan Pool remain subject to ITT’s obligation pursuant to Article III of the Risk Sharing Agreement. Within ten (10) days thereafter, the CUSO shall remit any and all remaining proceeds to ITT ESI. To the extent proceeds are applied to ITT ESI Risk Payments due pursuant to Article III of the Risk Sharing Agreement but not yet paid, Article IV thereof shall apply to proceeds thereof thereafter received by the CUSO. The CUSO may defer the application of non-cash proceeds of Collateral to the Obligations until cash proceeds are actually received by the CUSO.

ARTICLE VIII

ORDER OF LIQUIDATION AND APPLICATION OF COLLATERAL

Notwithstanding anything to the contrary provided in or to be implied from this Agreement or any of the other Security Documents, upon occurrence of an Event of Default, any right of the CUSO to take action to enforce Liens on or otherwise with respect to any related Loan Pool Collateral shall be taken in the following order:

(a) first with respect to Loan Pool Collateral other than Letters of Credit; and

(b) if and to the extent any Obligations with respect to the subject Loan Pool remain unsatisfied, with respect to Letters of Credit that are related Loan Pool Collateral.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Performance for ITT ESI. The CUSO may, in the CUSO’s sole discretion, but the CUSO shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of ITT ESI, upon not less than ten (10) days prior written notice to ITT ESI, in order to insure ITT ESI’s compliance with any covenant, warranty, representation or agreement of ITT ESI made in or pursuant to any of the Security Documents, or to preserve or protect any right or interest of the CUSO in the Collateral or under or pursuant to this Agreement or any of the Security Documents, including, without limitation, the payment of any taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral; provided, however, that the making of any such advance by the CUSO shall not constitute a waiver by the CUSO of any Event of Default with respect to which such advance is made nor relieve ITT ESI of any such Event of Default. ITT ESI shall pay to the CUSO upon demand all such advances made by the CUSO. All such advances shall be deemed to be included in the Obligations to which they relate and secured by the security interest in the related Loan Pool Collateral; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and the CUSO’s security interest hereunder and the payment of all other Obligations.

SECTION 9.2 Waivers by ITT ESI. ITT ESI waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; and (b) upon the occurrence of any Event of Default, with respect to any Loan Pool (i) all rights of redemption of ITT ESI with respect to the related Loan Pool Collateral, (ii) presentment, demand for payment, protest and notice of non-payment and all exemptions with respect to such Loan Pool and/or the related Loan Pool Collateral, (iii) any and all other notices or demands which by applicable law must be given to or made upon ITT ESI by the CUSO with respect to such Loan Pool and/or the related Loan Pool Collateral, (iv) settlement, compromise or release of the obligations of any person primarily or secondarily liable upon any of the Obligations with respect to such Loan Pool and/or the related Loan Pool Collateral, and (v) substitution, impairment, exchange or release of any related Loan Pool Collateral. Subject to the provisions of Section 2.1 and Article VIII hereof, ITT ESI agrees that the CUSO may exercise any or all of its rights and/or remedies under the Security Documents and under applicable law without resorting to and without regard to any Collateral or other sources of liability with respect to any of the Obligations.

SECTION 9.3 Release and Termination. Within ten (10) days following both all Obligations having been satisfied in full as to any Loan Pool (whether paid, terminated or otherwise discharged) and there existing no commitment by the CUSO that could give rise to any additional Obligations as to such Loan Pool, the CUSO shall (i) release control of any security interest in all related Collateral perfected by control (including without limitation providing notice to the depository institution or intermediary of termination of any subject Deposit Account Control Agreement or Securities Account Control Agreement), (ii) return all Letters of Credit related thereto to ITT ESI, and (iii) terminate any financing statement filed against the related Collateral.

SECTION 9.4 Waivers. Neither any failure nor any delay on the part of any party in exercising any right, power or remedy, under any of the Security Documents or under applicable law shall operate as a waiver thereof by such party, nor shall a single or partial exercise thereof by any party preclude any other or further exercise thereof or the exercise of any other right, power or remedy by such party.

SECTION 9.5 Modifications. No modifications or waiver of any provision of any of the Security Documents shall in any event be effective unless the same shall be in writing signed by both parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon ITT ESI in any case shall entitle ITT ESI to any other or further notice or demand in the same, similar or other circumstances related.

SECTION 9.6 Notices. Any notice, request or other communication in connection with this Agreement shall be subject to the provisions of the Risk Sharing Agreement concerning notice.

SECTION 9.7 Applicable Law and Consent to Jurisdiction. The performance and construction of the Security Documents shall be governed by the laws of the State of Indiana.

SECTION 9.8 Survival: Successors and Assigns. All covenants, agreements, representations and warranties made in any of the Security Documents shall survive the execution and delivery thereof, and shall continue in full force and effect until all Obligations have been satisfied in full (whether paid, terminated or otherwise discharged), and there exists no commitment by the CUSO which could give rise to any Obligations. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. The CUSO shall not assign the Risk Sharing Agreement, any of the Security Documents and/or all or any part of its security interest in the Collateral without ITT ESI’s express prior written consent, which consent may be withheld or delayed for any reason or for no reason. All covenants, agreements, representations and warranties by or on behalf of ITT ESI which are contained in any of the Security Documents shall inure to the benefit of the CUSO, its successors and assigns. ITT ESI may not assign this Agreement or any of its rights hereunder without the prior written consent of the CUSO which consent shall not be unreasonably withheld or delayed.

SECTION 9.9 Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Loan Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement and the Security Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

SECTION 9.10 Merger and Integration. The Security Documents (with the Risk Sharing Agreement and the Program Documents) contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

SECTION 9.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 9.12 Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first above written.

ITT EDUCATIONAL SERVICES, INC.

By:
Name: Title:

EXHIBIT 1.1(b)

TO

SECURITY AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT

Deposit Account Control Agreement (this “Agreement”), dated as of <DATE>, 20            , by and among STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company (“Secured Party”); ITT EDUCATIONAL SERVICES, INC., a Delaware corporation (“Debtor”); and <NAME OF BANK> with an address at <ADDRESS OF BANK> (“Bank”).

PREAMBLE:

Debtor has granted Secured Party a security interest in a deposit account maintained by Bank for Debtor. The parties are entering into this agreement to perfect Secured Party’s security interest in that account.

TERMS:

Section 1. The Account. Bank maintains a deposit account for Debtor, currently numbered <NUMBER> and titled <TITLE OF ACCOUNT> (as such account may be renumbered or retitled, the “Account”). All parties agree that the Account is a “deposit account” within the meaning of Article 9 of the Uniform Commercial Code of the State of Indiana (the “UCC”).

Section 2. Control. Bank will comply with instructions originated by Secured Party directing disposition of the funds in the Account without further consent by Debtor. Except as provided below, Bank will not permit the withdrawal or other disposition of any funds in the Account by Debtor without Secured Party’s prior written consent. Until such time as Secured Party delivers a written notice to Bank that Secured Party is thereby exercising exclusive control over the Account (a “Notice of Exclusive Control”), Bank will (i) distribute to ITT ESI monthly all earnings on the Account and (ii) comply with instructions directing the disposition of funds in the Account originated by Debtor or its authorized representatives and accompanied by a certification from an officer of Debtor to the effect that such disposition will not cause Debtor to be in violation of its collateralization obligations pursuant to Article VI of that certain Risk Sharing Agreement between Debtor and Creditor dated <DATE>, 2009, as from time to time amended, modified or supplemented. Bank will send a copy of any Notice of Exclusive Control that it receives to Debtor within three (3) business days after receipt thereof. After Bank receives a Notice of Exclusive Control and has had reasonable opportunity to comply, it will cease complying with instructions concerning the Account or funds on deposit therein originated by Debtor or its representatives. Bank has not and will not agree with any third party to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party without the prior written consent of Secured Party and Debtor.

Section 3. Subordination Of Bank’s Security Interest. Bank hereby subordinates all security interests, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any funds in the Account other than in connection with the payment of Bank’s customary fees and charges pursuant to its agreement with Debtor and for the reversal of provisional credits.

Section 4. Statements, Confirmations And Notices Of Adverse Claims. Bank will send copies of all statements concerning the Account to each of Debtor and Secured Party at the addresses set forth following their signatures hereto. Bank will provide Secured Party with such information concerning the Account as Secured Party shall from time to time request, provided Debtor would otherwise be entitled to such information. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any funds credited thereto, Bank will make reasonable efforts promptly to notify Secured Party and Debtor thereof.

Section 5. Bank’s Responsibility. Except for acting on Debtor’s instructions in violation of Section 2 above, Bank shall have no responsibility or liability to Secured Party for complying with instructions concerning the Account from Debtor or Debtor’s authorized representatives which are received by Bank before Bank receives a Notice of Exclusive Control and has had reasonable opportunity to act on it. Bank shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with instructions concerning the Account originated by Secured Party, and shall have no responsibility to investigate the appropriateness of any such instruction or Notice of Exclusive Control, unless (i) Bank takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so issued by a court of competent jurisdiction and had reasonable opportunity to act on the injunction, restraining order or other legal process or (ii) Bank acts in collusion with Secured Party in violating Debtor’s rights.

Section 6. Indemnity. Debtor and Secured Party hereby agree to indemnify and hold harmless Bank, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken by Bank pursuant to the terms of this Agreement, except to the extent caused by Bank’s gross negligence or willful misconduct or Bank’s breach of any of the provisions hereof.

Section 7. Customer Agreement. In the event of a conflict between this Agreement and any other agreement between the Bank and the Debtor relating to the Account, the terms of this Agreement will prevail; provided, however, that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between Bank and Debtor pursuant to a separate agreement.

Section 8. Termination. This Agreement shall continue in effect until Secured Party has notified Bank in writing that this Agreement, or its security interest in the Account, is terminated.

Upon receipt of such notice, the obligations of Bank hereunder with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Secured Party shall have no further right to originate instructions concerning the Account and any previous Notice of Exclusive Control delivered by Secured Party shall be deemed to be of no further force and effect.

Section 9. Complete Agreement; Amendments. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to Section 7 above supersedes any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter. No amendment, modification or (except as otherwise specified in Section 8 above) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

Section 10. Governing Law. This Agreement and the agreement governing the Account shall be governed by and construed in accordance with the law of the State of Indiana. The parties agree that said State of Indiana is the “bank’s jurisdiction” for purposes of the UCC.

Section 11. Severability. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

Section 12. Successors And Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, heirs and personal representatives. This Agreement may be assigned by Secured Party to any successor of Secured Party under and only as permitted in its Security Agreement with Debtor, provided that written notice thereof is given by Secured Party to Bank.

Section 13. Notices. Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error-free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth after such party’s signature hereto. Any party may change its address for notices in the manner set forth above.

Section 14. Jury Waiver. EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNATURES:

SECURED PARTY:

STUDENT CU CONNECT CUSO, LLC,

By:
Name:
Title:
Address: 8700 Indian Creek Parkway, Suite 120 Overland Park, Kansas 66210 Attention: Tony Ferris

DEBTOR:

ITT EDUCATIONAL SERVICES, INC.

By:
Name:
Title:
Address: Chief Financial Officer ITT Educational Services, Inc. 13000 North Meridian Street Carmel, IN 46032-1404

BANK:

<BANK>

By:
Name:
Title:

EXHIBIT 1.1(f)

TO

SECURITY AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT

Securities Account Control Agreement (this “Agreement”), dated as of <DATE>, 20            , by and among STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company (“Secured Party”); ITT EDUCATIONAL SERVICES, INC., a Delaware corporation (“Debtor”); and <NAME OF SECURITIES INTERMEDIARY> with an address at <ADDRESS OF SECURITIES INTERMEDIARY> (“Intermediary”).

PREAMBLE:

Debtor has granted Secured Party a security interest in a securities account maintained by Intermediary for Debtor. The parties are entering into this Agreement to perfect Secured Party’s security interest in that account.

TERMS:

Section 1. The Account. Intermediary represents and warrants to Secured Party that:

1.1 Intermediary maintains a securities account number <NUMBER> for Debtor titled <TITLE OF ACCOUNT> (as such account may be renumbered or retitled, the “Account”).

1.2 Exhibit A is a statement produced by Intermediary in the ordinary course of its business regarding the property credited to the Account at the statement’s date. Intermediary does not know of any inaccuracy in such statement.

1.3 Intermediary does not know of any claim to or interest in the Account, except for claims and interests of the parties referred to in this Agreement.

1.4 All property credited to the Account, and all other rights of Debtor against Intermediary arising out of the Account, including any free credit balances, will be treated as “financial assets” under Article 8 of the Indiana Uniform Commercial Code.

Section 2. Control By Secured Party. Intermediary will comply with all notifications it receives directing it to transfer or redeem any financial assets in the Account (each an “entitlement order”) originated by Secured Party without further consent by Debtor.

Section 3. Subordination Of Intermediary’s Security Interest. Intermediary subordinates in favor of Secured Party any security interest, lien or right of setoff Intermediary may have, now or in the future, against the Account or financial assets in the Account, except that Intermediary will retain its prior lien on financial assets in the Account to secure payment for financial assets purchased for the Account and normal commissions and fees for the Account.

Section 4. Debtor’s Rights In Account. Except as otherwise provided in this Section 4, Intermediary will comply with entitlement orders originated by Debtor without further consent by Secured Party. If Secured Party notifies Intermediary that Secured Party will exercise exclusive control over the Account (a “Notice of Exclusive Control”), Intermediary will cease (i) complying with entitlement orders or other directions concerning the Account originated by Debtor, and (ii) distributing to Debtor interest and/or dividends on financial assets in the Account. Bank will send a copy of any Notice of Exclusive Control that it receives to Debtor within three (3) business days after receipt thereof. Until Intermediary receives a Notice of Exclusive Control, Intermediary may distribute to Debtor all interest and regular cash dividends on financial assets in the Account. Intermediary will not comply with any entitlement order originated by Debtor that would require Intermediary to make a free delivery to Debtor or any other person unless such entitlement order is accompanied by a certification from an officer of Debtor that such free delivery will not cause the Debtor to be in violation of Article VI of that certain Risk Sharing Agreement between Debtor and Secured Party dated <DATE>, 2009, as from time to time amended, modified or supplemented.

Section 5. No Third Party Control. Intermediary represents and warrants that no third party has a right to give an entitlement order regarding financial assets in the Account. Intermediary will not agree with any third party that Intermediary will comply with entitlement orders originated by the third party.

Section 6. Statements, Confirmations And Notices Of Adverse Claims. Intermediary will send copies of all statements and confirmations for the Account simultaneously to Debtor and Secured Party. Intermediary will provide Secured Party with such information concerning the Account as Secured Party shall from time to time request, provided Debtor would otherwise be entitled to such information. Intermediary will use reasonable efforts to promptly notify Secured Party and Debtor if any other person claims that it has a property interest in a financial asset in the Account and that it is a violation of that person’s rights for anyone else to hold, transfer or deal with the financial asset.

Section 7. Intermediary’s Responsibility.

7.1 Except for permitting a withdrawal, delivery or payment in violation of Section 4, Intermediary will not be liable to Secured Party for complying with entitlement orders from Debtor that are received by Intermediary before Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control. Intermediary will not be liable to Debtor for complying with a Notice of Exclusive Control or with entitlement orders originated by Secured Party, unless (i) Intermediary takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process, or (ii) Intermediary acts in collusion with Secured Party in violating Debtor’s rights.

7.2 This Agreement does not create any obligation of Intermediary except for those expressly set forth in this Agreement. In particular, Intermediary need not investigate whether (i) Secured Party is entitled under Secured Party’s agreements with Debtor to give an entitlement order or a Notice of Exclusive Control or (ii) Debtor is entitled to give an entitlement orderpursuant to Section 4 hereof. Intermediary may rely on notices and communications it believes are given by the appropriate party.

Section 8. Indemnity. Secured Party and Debtor will indemnify Intermediary, its officers, directors, employees, and agents against claims, liabilities and expenses with respect to Intermediary’s actions in accordance with this Agreement (including reasonable attorneys’ fees and disbursements), except to the extent the claims, liabilities, or expenses are caused by Intermediary’s gross negligence or willful misconduct. Secured Party’s and Debtor’s liability under this Section is joint and several.

Section 9. Termination. Secured Party may terminate this Agreement by notice to Intermediary and Debtor. Intermediary may terminate this Agreement on <NUMBER> days’ notice to Secured Party and Debtor. If Secured Party notifies Intermediary that Secured Party’s security interest in the Account has terminated, this Agreement will immediately terminate. Sections 7, “Intermediary’s Responsibility,” and 8, “Indemnity,” will survive termination of this Agreement.

Section 10. Complete Agreement; Amendments. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter; provided, however, that this Agreement shall not alter or affect any mandatory arbitration provision (if any) currently in effect between Intermediary and Debtor pursuant to a separate agreement. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

Section 11. Governing Law. This Agreement will be governed by the laws of the State of Indiana.

Section 12. Severability. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

Section 13. Successors And Assigns. A successor to or assignee of Secured Party’s rights and obligations under the security agreement between Secured Party and Debtor will succeed to Secured Party’s rights and obligations under this Agreement.

Section 14. Notices. A notice or other communication to a party under this Agreement will be in writing (except that entitlement orders may be given orally), will be sent to the party’s address set forth below or to such other address as the party may notify the other parties and will be effective on receipt.

Section 15. Jury Waiver. EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNATURES:

SECURED PARTY:

STUDENT CU CONNECT CUSO, LLC,

By:
Name:
Title:
Address: 8700 Indian Creek Parkway, Suite 120 Overland Park, Kansas 66210 Attention: Tony Ferris

DEBTOR:

ITT EDUCATIONAL SERVICES, INC.

By:
Name:
Title:
Address: Chief Financial Officer ITT Educational Services, Inc. 13000 North Meridian Street Carmel, IN 46032-1404

INTERMEDIARY:

<INTERMEDIARY>

By:
Name:
Title:

EXHIBIT 2.2(F)

CERTIFICATE TO ACCOMPANY SIGHT DRAFT

ON LETTER OF CREDIT

A signed statement of an authorized officer of the CUSO certifying (under penalties of perjury) to both ITT ESI and the issuer as to either of the following:

1.	That all of: (a) an “Event of Default” under that certain Security Agreement dated as of <DATE>, 2009 by ITT Educational Services, Inc. (“ITT ESI”) in favor of Student CU Connect CUSO, LLC (“Beneficiary”) has occurred with respect to the related Loan Pool (the “Subject Loan Pool”), (b) the amount that is currently due and owing Beneficiary under said Security Agreement with respect to the Subject Loan Pool, and (c) the amount requested under the related sight draft, when added to all other drawings under this Letter of Credit, does not exceed the amount of this Letter of Credit; or

2.	That all of: (a) the Beneficiary has received a Non-Renewal Notice, (b) as of a date that is less than ten (10) days before the then applicable expiration date of this Letter of Credit, ITT ESI has failed to provide the Beneficiary with a replacement letter of credit and/or other substitute collateral, in all cases permitted to replace this Letter of Credit under Section 6.1 of that certain Risk Sharing Agreement dated <DATE>, 2009 between the Beneficiary and ITT ESI, and (c) the amount requested under the related sight draft, when added to all other drawings under this Letter of Credit, does not exceed the amount of this Letter of Credit.

FIRST AMENDMENT TO

RISK SHARING AGREEMENT

This FIRST AMENDMENT TO RISK SHARING AGREEMENT (this “Amendment”) is made and entered into effective as of January 13, 2011, by and between ITT EDUCATIONAL SERVICES, INC., a Delaware corporation, on behalf of itself and its Affiliates and subsidiaries (“ITT ESI”), and STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company operating as a credit union service organization (the “CUSO”).

RECITALS

The following recitals are a material part of this Amendment:

A. ITT ESI and the CUSO are parties to that certain Risk Sharing Agreement entered into as of February 20, 2009 (the “Agreement”).

B. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings provided in the Agreement and Schedule A thereto.

C. ITT ESI and the CUSO have agreed to amend the definition of Collateralization Percentage in certain respects.

D. In connection with the foregoing, the parties hereto desire to amend the Agreement as set forth in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of foregoing and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The definition of Collateralization Percentage, as set forth on Schedule A to the Agreement, is hereby amended to read in its entirety as follows:

“Collateralization Percentage” means, with respect to the Loan Pool for Funding Year 2009, thirty percent (30%); with respect to the Loan Pool for Funding Year 2010 and the Loan Pool for Funding Year 2011, twelve and a half percent (12.5%); and, with respect to the Loan Pool for each and any Funding Year thereafter, ten percent (10%); in each case, unless adjusted as provided in Section 6.3 of the Risk Sharing Agreement.

2. On or before January 18, 2011, ITT ESI shall pledge all additional Collateral required by the foregoing amendment to the definition of Collateralization Percentage determined based upon the principal balances of Loans in the applicable Loan Pools as of December 31, 2010.

3. Section 6.3 of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

SECTION 9.13 SECTION 6.3. Increase of Collateral in the Event of Default by ITT ESI. In the event ITT ESI shall violate any of the financial covenants or percentages set forth in Section 7.2(b), the Collateralization Percentage applicable to each Loan Pool shall be increased by forty-five percent (45%) and ITT ESI shall provide such additional Collateral within thirty (30) days after written demand therefor by the CUSO; provided however that, if the Collateralization Percentage is increased on account of ITT ESI’s violation of any financial covenant or percentage and ITT ESI thereafter becomes in compliance therewith, the Collateralization Percentage for each Loan Pool shall thereafter be restored to its original amount. For example, if the Collateralization Percentage for a Loan Pool would otherwise be 30%, while ITT ESI is in violation of the financial covenants and percentages set forth in Section 7.2(b), the Collateralization Percentage shall be 43.5%.

4. Except as amended by this Amendment, both the remainder of the Agreement and Schedule A are unchanged and remain in full force and effect.

5. This Amendment may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and both of which shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Blank; Signature Page Follows.]

2

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective duly authorized officers effective as of the date first above written.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/Kevin M. Modany
Name: Kevin M. Modany
Title: Chairman and CEO

STUDENT CU CONNECT CUSO, LLC

By:	/s/Joe Karlin
Name: Joe Karlin
Title: Program Administrator

[Signature Page to First Amendment to Risk Sharing Agreement.]

3

SECOND AMENDMENT TO

RISK SHARING AGREEMENT

This SECOND AMENDMENT TO RISK SHARING AGREEMENT (this “Amendment”) is made and entered into effective as of March 30, 2011, by and between ITT EDUCATIONAL SERVICES, INC., a Delaware corporation, on behalf of itself and its Affiliates and subsidiaries (“ITT ESI”), and STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company operating as a credit union service organization (the “CUSO”).

RECITALS

The following recitals are a material part of this Amendment:

A. ITT ESI and the CUSO are parties to that certain Risk Sharing Agreement entered into as of February 20, 2009, as amended by that First Amendment to Risk Sharing Agreement entered into as of January 13, 2011 (as amended, the “Agreement”).

B. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings provided in the Agreement and Schedule A thereto.

C. ITT ESI and the CUSO have agreed to amend the Agreement to provide for an alternative current ratio covenant as of certain dates.

D. In connection with the foregoing, the parties hereto desire to amend the Agreement as set forth in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 7.2(b)(1)(c) of the Agreement is hereby amended to read in its entirety as follows:

c. Current Ratio. A current ratio, defined as the current assets (assets to be sold or used up in less than one year and any cash or securities pledged as Collateral under this Agreement) divided by the current liabilities (loans or other liabilities with remaining terms of less than one year and the current portion of long-term debt), of ITT ESI, equal to or greater than 1 to 1, except that it shall be equal to or greater than 0.65 to 1 as of March 31, 2011, June 30, 2011 and September 30, 2011. This calculation excludes all unsecured and uncollateralized related-party receivables and payables.

2. Except as amended by this Amendment, the remainder of the Agreement is unchanged and remains in full force and effect.

3. This Amendment may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and both of which shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Blank; Signature Page Follows.]

2

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective duly authorized officers effective as of the date first above written.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/Dan Fitzpatrick
Name: Dan Fitzpatrick
Title: EVP CFO

STUDENT CU CONNECT CUSO, LLC

By:	/s/Tony Ferris
Name: Tony Ferris
Title: Partner

[Signature Page to Second Amendment to Risk Sharing Agreement.]

3

THIRD AMENDMENT TO

RISK SHARING AGREEMENT

This THIRD AMENDMENT TO RISK SHARING AGREEMENT (this “Amendment”) is made and entered into effective as of May 18, 2012, by and between ITT EDUCATIONAL SERVICES, INC., a Delaware corporation, on behalf of itself and its Affiliates and subsidiaries (“ITT ESI”), and STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company operating as a credit union service organization (the “CUSO”).

RECITALS

The following recitals are a material part of this Amendment:

A. ITT ESI and the CUSO are parties to that certain Risk Sharing Agreement entered into as of February 20, 2009, and subsequently amended on January 13, 2011, and March 30, 2011 (as so amended, the “Agreement”).

B. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings provided in the Agreement and Schedule A thereto.

C. ITT ESI and the CUSO have agreed to amend certain provisions of the Agreement in certain respects.

D. In connection with the foregoing, the parties hereto desire to amend the Agreement as set forth in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of foregoing and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The definition of “Net Disbursement,” as set forth on Schedule A, is hereby amended for all Loan Pools established on or subsequent to January 1, 2011, but only with respect to the use of the term “Net Disbursements” in the definition of “First Loss Risk”:

“Net Disbursement” means, as to any Loan, the total original sum disbursed, utilizing cash funding from the Participants and the CUSO (but excluding the amount of disbursements made with accumulated refunds from the Commitment Account), to ITT ESI as payment of tuition and other charges, plus all origination and other loan fees, net of any refund or return thereof paid by ITT ESI within sixty (60) days after the disbursement date thereof. The amount of the Net Disbursement on a Loan shall not be reduced for any principal payments made on such Loan, whether by the Borrower, ITT ESI, or otherwise (excepting only refunds as aforesaid), or increased for any capitalized interest charges.

2. The definition of “First Loss Risk,” as set forth on Schedule A, is hereby amended in its entirety as follows:

“First Loss Risk” means, with respect to any Loan Pool, the product produced by multiplying (x) the applicable First Loss Percentage times (y) the aggregate Net Disbursements on all Loans in such Loan Pool. Without limitation of the foregoing, based on reports received from the Servicer, the First Loss Risk for each of the Loan Pools is as follows: (i) 2009 Loan Pool: $21,632,460; (ii) 2010 Loan Pool: $13,849,291; and (iii) 2011 Loan Pool: $19,653,013.

3. Section 3.9 of the Agreement is hereby amended to read in its entirety as follows:

SECTION 3.9 Alteration of Borrower Obligations. From time to time, the CUSO may forbear, revise, modify, extend, amend, change or renew (collectively, an “Alteration”) terms of any Loan (or any documentation or collateral therefor), without thereby releasing ITT ESI from its guarantee provided that such modification is within the Loan Criteria or the Collection and Charge Off Standards. However, any Alteration that reduces the amount that a Borrower is obligated to pay under a Loan will similarly reduce ITT ESI’s guarantee obligations with respect thereto, unless the Alteration consists of a partial payment in settlement of the full outstanding balance of a Charged Off Loan in compliance with an agreement between the CUSO and a collection agency that has been previously consented to by ITT ESI in accordance with the Collection and Charge Off Standards. Further, any Alteration to any Loan in any manner inconsistent with the Loan Criteria or the Collection and Charge Off Standards, will disqualify such Loan as an ITT ESI Risk Loan.

4. Section 7.2(b)(1)(b) of the Agreement is hereby amended to read in its entirety as follows:

b. Long-term Debt to Equity Ratio. A long-term debt to equity ratio, defined as loans and other liabilities with terms extending over one year divided by the shareholders’ equity of ITT ESI, of equal to or less than 5 to 1; provided, however, that ITT ESI shall not be required to maintain any specified long-term debt to equity ratio with respect to the measurement points as of June 30, 2012 and September 30, 2012;

5. Section 7.2(b)(1)(c) of the Agreement is hereby amended to read in its entirety as follows:

c. Current Ratio. A current ratio, defined as the “Total Current Assets” as reported on ITT ESI’s consolidated balance sheet contained in its Forms 10-Q and 10-K filed with the SEC and any cash or securities pledged as Collateral under this Agreement, divided by the “Total Current Liabilities” as reported on ITT ESI’s consolidated balance sheet contained in its Forms 10-Q and 10-K filed with the SEC, of ITT ESI, equal to or greater than: (i) 0.75 to 1 as of June 30, 2012 and September 30, 2012; and (ii) 1 to 1 as of December 31, 2012 and every measurement period thereafter. This calculation excludes all unsecured and uncollateralized related-party receivables and payables.

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6. Within two Business Days following the date of this Amendment, ITT ESI agrees to pay to the CUSO a fee (the “Waiver Fee”) in respect of the amendments to Sections 7.2(b)(1)(b) and 7.2(b)(1)(c) of the Agreement contained herein, in an amount equal to $200,000.00. The Waiver Fee will be paid by wire transfer to the Operating Account (as defined in the Credit Facility Agreement) of the CUSO. The CUSO shall utilize the Waiver Fee solely to pay valid fees and expenses of the CUSO. The Waiver Fee shall not be considered a part of Monthly Collections or otherwise be payable to or for the benefit of the Participants.

7. Except as amended by this Amendment, both the remainder of the Agreement and Schedule A are unchanged and remain in full force and effect.

8. This Amendment may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and both of which shall together constitute but one and the same instrument.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective duly authorized officers effective as of the date first above written.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/Kevin M. Modany
Name: Kevin M. Modany
Title: Chairman and CEO

STUDENT CU CONNECT CUSO, LLC

By:	/s/ Lisa A. Schlehuber
Name: Lisa A. Schlehuber
Title: Board Chair / Manager

[Signature Page to Third Amendment to Risk Sharing Agreement.]

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